Documento Final                    Exhibit 9.1                    Execution Copy

                                                                               1


           MODIFICACION AL                             AMENDED
        PACTO DE ACCIONISTAS                  SHAREHOLDERS' AGREEMENT

En Santiago de Chile, a 13 de enero    In Santiago, Chile, on January 13, 2003,
de 2003, entre:                        between:

FHI FINANCE HOLDING INTERNATIONAL      FHI FINANCE HOLDING INTERNATIONAL B.V.
B.V. (antes denominada Paulaner        (formerly Paulaner Overseas Breweries
Overseas Breweries B.V.), sociedad     B.V.), a company constituted and
constituida y existente de acuerdo     existing in accordance with the laws of
a las leyes de la Republica de         the Netherlands, represented, as it
Holanda, representada segun se         shall be evidenced herein below, by Mr.
acreditara, por don Johannes Bauer     Johannes Bauer and Mr. Klaus Naeve,
y don Klaus Naeve, en adelante         hereinafter "FHI", and
"FHI", y


SCHORGHUBER STIFTUNG & CO. HOLDING     SCHORGHUBER STIFTUNG & CO. HOLDING K.G.,
K.G., sociedad constituida y           a company constituted and existing in
existente de acuerdo a las leyes de    accordance with the laws of Germany,
la Republica de Alemania,              represented, as it shall be evidenced
representada, segun se acreditara,     herein below, by Mr. Klaus Naeve and Ms.
por don Klaus Naeve y dona Ruth        Ruth Beisswingert, hereinafter "SHKG",
Beisswingert, en adelante "SHKG",

por una parte; y por la otra           on the one hand, and on the other,

QUINENCO S.A. (antes denominada        QUINENCO S.A. (formerly Forestal
Forestal Quinenco S.A.), sociedad      Quinenco S.A.), a public Chilean stock
anonima abierta constituida y          corporation constituted and existing in
existente de acuerdo con las leyes     accordance with the laws of Chile,
de la Republica de Chile,              represented, as it shall be evidenced
representada segun se acreditara,      herein below, by Mr. Guillermo Luksic
por don Guillermo Luksic Craig y       Craig and Mr. Francisco Perez Mackenna,
don Francisco Perez Mackenna, en       hereinafter, "Quinenco",
adelante "Quinenco",

en lo sucesivo, cada una de las        each said party hereinafter referred to
partes antes referidas                 individually as a "Party" and
individualmente denominada la          collectively as the "Parties" who have
"Parte" y colectivamente las           hereby agreed to the following:
"Partes" se ha acordado lo
siguiente:

I.- ANTECEDENTES                       I.- BACKGROUND

1. En el mes de septiembre de 1986,    1. In September, 1986, Quinenco and the
Quinenco y la sociedad Paulaner        company Paulaner Salvator Thomasbrau
Salvator Thomasbrau A.G. (hoy y en     A.G. (now and hereinafter, "BBH"),
adelante "BBH"), acordaron             agreed to jointly submit a bid for 60%
presentarse en conjunto a una          of the shares of Compania de Cervecerias
propuesta para la licitacion de un     Unidas S.A., a public Chilean stock
60% de las acciones de la sociedad     corporation (sociedad anonima abierta)
anonima chilena abierta denominada     hereinafter "CCU", in a bidding process
Compania Cervecerias Unidas S.A.,      called by the Comision Progresa for
en adelante "CCU", que fue             September 24, 1986.
convocada por la Comision Progresa
para el dia 24 de septiembre de
1986.

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2. Con dicho objeto, las partes a      2. For those purposes, the parties
ese momento acordaron utilizar, con    at that time agreed to use
una participacion igualitaria en       Inversiones y Rentas S.A.,
ella, a la sociedad anonima chilena    (hereinafter "IRSA"), a private
cerrada denominada Inversiones y       Chilean stock corporation (sociedad
Rentas S.A. (en adelante "IRSA") y     anonima cerrada) in which such
mantener a esta ultima como una        parties held equal shares, to hold
sociedad tenedora del paquete          the majority of the shares in CCU
mayoritario de acciones de CCU que     to be obtained through the bid.
se licitaba, hecho que fue             This fact was timely communicated
oportunamente informado a la           to the Superintendence of Insurance
Superintendencia de Valores y          and Securities (Superintendencia de
Seguros, como asimismo efectuada la    Valores y Seguros) and a notice in
publicacion ordenada por la ley, en    this regard was published, as
el diario "El Mercurio" de             required by law, on September 27,
Santiago, con fecha 27 de              1986 in the newspaper "El Mercurio"
septiembre de 1986.                    of Santiago.

3. A la fecha del presente             3. As of the date hereto, IRSA owns
instrumento, IRSA es duena de          196,137,960 of the shares issued by
196.137.960 acciones emitidas por      CCU, equal to 61.58% of the capital
CCU, que equivalen al 61,58% del       stock in CCU.
capital accionario de esta ultima.

4. Ante la conveniencia de regular     4. In order to adequately regulate
adecuadamente los terminos de la       the terms of this association, on
asociacion establecida, con fecha      April 14, 1994, Quinenco, FHI and
14 de abril de 1994, Quinenco, FHI     BBH, entered into the Shareholders'
y BBH celebraron el Pacto de           Agreement amended hereby in order
Accionistas que se modifica en         to govern their relationship as the
virtud del presente instrumento,       sole shareholders of IRSA and to
para regular sus relaciones de         jointly exercise, through this
unicos socios de IRSA y de ejercer     company, the control of CCU. In
conjuntamente, a traves de esta        said Shareholders' Agreement, FHI
ultima sociedad, el control de CCU.    and BBH, on the one hand, and
En dicho Pacto de Accionistas, FHI     Quinenco on the other, mutually
y BBH, por una parte y Quinenco por    granted each other a right of first
la otra, se concedieron                refusal over their respective
reciprocamente un derecho de           shares in IRSA and in FHI.
primera opcion de compra sobre sus
respectivas acciones en IRSA y en
FHI.

BBH mantenia su participacion en       BBH held its interest in FHI
FHI en forma indirecta, a traves de    indirectly, through a 100% owned
una subsidiaria cuya propiedad le      subsidiary called, first, Paulaner
pertenecia en un 100%, llamada         Braubeteiligungs GmbH and later
primero Paulaner Braubeteiligungs      BrauHolding International AG
GmbH y despues BrauHolding             (hereinafter "BHI").
International AG (en adelante
"BHI").

En febrero de 2001, se informo al      In February 2001, the market was
mercado el acuerdo entre BBH y         informed that BBH and Heineken
Heineken International B.V., una       International B.V., a Dutch
compania holandesa, en virtud del      company, had agreed on the sale to
cual esta ultima compraba el 49,9%     Heineken International B.V. of
de las acciones de BHI y se            49.9% of the shares of BHI and on
convenia una asociacion para el        an association for the development
desarrollo de diversos negocios        of various beer businesses. At that
cerveceros. En ese momento             time disputes arose between
surgieron disputas entre Quinenco,     Quinenco, on the one hand, and
por una parte, y

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BBH y FHI, por la otra, relativas a    BBH and FHI, on the other, related
la interpretacion del Pacto de         to the interpretation of the IRSA
Accionistas existente en IRSA, por     Shareholders' Agreement by BBH and
parte de BBH y FHI.                    FHI.

En julio de 2001, Quinenco comenzo     In July 2001, Quinenco commenced an
un arbitraje ante la Corte de          arbitration before the
Arbitraje Internacional de la          International Court of Arbitration
Camara de Comercio Internacional       of the International Chamber of
(la "CCI") (Caso numero 11681/KGA)     Commerce (the "ICC") (Case No.
(el "Arbitraje").                      11681/KGA) (the "Arbitration").

En enero de 2002, previa               In January 2002, following
autorizacion de Quinenco, BHI          authorization from Quinenco, BHI
transfirio a SHKG el 100% de las       transferred to SHKG 100% of the
acciones de FHI. En el mismo           shares of FHI. At that time SHKG
momento, SHKG se hizo parte en el      became a party to the Shareholders'
Pacto de Accionistas que se            Agreement amended hereby and
modifica en virtud del presente        undertook to comply with the
instrumento y se obligo a cumplir      decision of the Arbitral Tribunal.
la sentencia del Tribunal Arbitral.

Habiendo BHI transferido a SHKG el     Following the transfer by BHI to
100% de las acciones de FHI, BBH ya    SHKG of 100% of the shares of FHI,
no es Parte del Pacto de               BBH is no longer a Party to the
Accionistas en IRSA.                   IRSA Shareholders' Agreement. On
                                       the date hereof, Quinenco, SHKG,
Con esta misma fecha, Quinenco,        BBH and FHI have executed a
SHKG, BBH y FHI han celebrado un       Settlement and Release Agreement in
Contrato de Transaccion y Finiquito    order to terminate the Arbitration.
para poner termino al Arbitraje.       Said Settlement and Release
Dicho Contrato de Transaccion y        Agreement refers to the
Finiquito contempla la simultanea      simultaneous amendment of this
modificacion de este Pacto de          Shareholders' Agreement.
Accionistas.

5. Se deja constancia de lo            5. The following information
siguiente respecto a IRSA:             regarding IRSA is stated for the
                                       record:

a)    IRSA se constituyo por           a)    IRSA was constituted by means
      escritura publica de 2 de              of a public deed dated August
      agosto de 1985 ante el                 2, 1985, executed before the
      Notario Publico de Santiago,           Notary Public of Santiago,
      don Andres Rubio Flores y su           Mr. Andres Rubio Flores. An
      extracto fue inscrito a fs.            abstract thereof was
      13.281 N(degree)6.855 del              registered on page 13,281,
      Registro de Comercio de                No. 6,855 of the Commerce
      Santiago correspondiente al            Registry of Santiago
      ano 1985, y publicado en el            corresponding to the year
      Diario Oficial                         1985 and was published in the
      N(degree)32.258 de fecha 28            Official Gazette Number
      de agosto de 1985. Los                 32,258 on August 28, 1985.
      Estatutos de IRSA han sido             The by-laws of IRSA have been
      modificados en seis                    amended six times, as
      oportunidades, segun consta            evidenced in the following
      de las escrituras publicas de          public deeds dated: December
      fechas: 30 de diciembre de             30, 1986; April 1, 1987;
      1986; 1 de abril de 1987; 4            November 4, 1988 and April
      de noviembre de 1988 y 13 de           13, 1989; all of which were
      abril de 1989, todas                   executed before the Notary
      otorgadas en la Notaria de             Public of Santiago, Mr.
      Santiago de don Andres Rubio           Andres Rubio Flores; and in
      Flores; y de las escrituras            the public deeds dated March
      publicas de fechas 17 de
      marzo de 1997 y 25 de abril
      de 1997, estas

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      ultimas en la Notaria de               17, 1997 and April 25, 1997,
      Santiago de don Felix Jara             both executed before the
      Cadot. Todas las reformas              Notary Public of Santiago,
      estatutarias senaladas se              Mr. Felix Jara Cadot. All the
      encuentran debidamente                 foregoing amendments to the
      legalizadas conforme a la              by-laws have been duly
      Ley.                                   legalized in accordance with
                                             the law.

b)    El capital suscrito y pagado     b)    The outstanding and paid
      de IRSA al 31 de diciembre de          capital of IRSA, as of
      2001 alcanza a                         December 31, 2001, amounts to
      $157.958.263.116, dividido en          CH$ 157,958,263,116, divided
      1.522.174 acciones sin valor           into 1,522,174 shares with no
      nominal, distribuidas en               nominal value, of which
      761.087 acciones de propiedad          761,087 are owned by FHI and
      de FHI y 761.087 acciones de           761,087 are owned by
      propiedad de Quinenco.                 Quinenco.

c)    Conforme a sus Estatutos         c)    In accordance with its
      Sociales, el Directorio de             by-laws, the Board of IRSA is
      IRSA esta compuesto de seis            comprised of six directors
      directores, elegidos por la            elected by the Shareholders'
      Junta de Accionistas. Dada la          Meeting. Given the
      composicion accionaria de              shareholding structure of
      IRSA, tres directores se               IRSA, three of the directors
      designan por FHI, en tanto             are appointed by FHI while
      que los otros tres directores          the other three are appointed
      se designan por Quinenco.              by Quinenco.

d)    El quorum para las sesiones      d)    The quorum of the Board of
      de Directorio de IRSA es de            IRSA is four directors, and
      cuatro directores y los                resolutions must be passed by
      acuerdos deben adoptarse,              the affirmative vote of at
      asimismo, con el voto                  least four directors. The
      favorable de al menos cuatro           person presiding over the
      directores. La persona que             meeting does not have a
      presida la reunion no tendra           casting vote. The Parties
      voto dirimente. Las Partes             shall cause the directors of
      causaran que los directores            IRSA to agree that the
      de IRSA acuerden que los               positions of Chairman and
      cargos de Presidente y                 Vice-chairman be held
      Vicepresidente sean ejercidos          alternately, for three year
      alternativamente por periodos          terms, by directors elected
      de tres anos por un director           by each one of them, in order
      elegido por cada una de                that, in each term, the
      ellas, de modo que en cada             Chairman correspond to one of
      periodo la presidencia                 the Parties, and the
      corresponda a una de ellas y           Vice-chairman to the other.
      la vicepresidencia a la otra.

e)    Por acuerdo del Directorio de    e)    By resolution of the Board of
      IRSA, la representacion de la          IRSA, the company shall be
      sociedad en las Juntas de              represented at Shareholders'
      Accionistas de CCU la tendra           Meetings of CCU by the person
      quien sea designado para tal           designated for such purpose
      efecto por dicho Directorio            by the Board of IRSA in an
      en sesion ordinaria o                  ordinary or extraordinary
      extraordinaria segun sea el            meeting, as the case may be.
      caso, en la que se le                  In such meeting, the
      instruira acerca de la forma           representative shall be
      en que debe votar en dichas            instructed on the manner to
      Juntas, particularmente                vote in the Shareholders'
      cuando corresponda elegir              Meetings of CCU, especially
      directores de CCU.                     in relation to the election
                                             of directors of CCU.

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f)    Los titulos de las acciones      f)    The following are the CCU
      de CCU propiedad de IRSA son           share certificates owned by
      los siguientes:                        IRSA:

      Numero                                 Number
      Fecha de Emision                       Date of Issuance
      Cantidad                               Quantity

      S-41072                                S-41072
      S-41073                                S-41073

      16.01.1997                             01.16.1997
      16.01.1997                             01.16.1997

      21.875.000                             21,875,000
      174.262.960                            174,262,960

                                             Total
      Total                                  196,137,960 shares
      196.137.960 acciones                   61.58%
      61,58%

g)    En Junta Extraordinaria de       g)    In an Extraordinary
      Accionistas, celebrada con             Shareholders' Meeting held on
      fecha 14 de marzo de 1997, se          March 14, 1997, it was agreed
      aprobo acoger a IRSA a las             to subject IRSA to the
      normas que rigen a las                 provisions governing public
      sociedades anonimas abiertas,          stock corporations in
      conforme lo establecido en el          accordance with article 2,
      articulo 2(degree)inciso               paragraph 3, of Act No.
      3(degree)de la Ley                     18,046 and article 2 of the
      N(degree)18.046 y al articulo          Stock Corporations
      2(degree)del Reglamento de             Regulations (Reglamento de
      Sociedades Anonimas. Se                Sociedades Anonimas). It was
      acordo, asimismo, proceder a           also agreed to voluntarily
      la inscripcion voluntaria de           register IRSA and its shares
      IRSA y de sus acciones en el           in the Securities Register of
      Registro de Valores de la              the Superintendence of
      Superintendencia de Valores y          Securities and Insurance.
      Seguros, quedando en                   IRSA is registered in said
      definitiva inscrita la                 Register under number 617. As
      sociedad en dicho Registro,            of today, the shares issued
      bajo el numero 617. Hasta la           by IRSA have not been
      fecha, las acciones emitidas           registered in the foregoing
      por IRSA no se han inscrito            Securities Register.
      en el referido Registro de             Consequently, as of the date
      Valores. En consecuencia, a            hereto, IRSA is a private
      la fecha del presente                  stock corporation that,
      instrumento, IRSA es una               pursuant to its by-laws and
      sociedad anonima cerrada, que          article 2 of Act No. 18,046,
      de acuerdo a sus estatutos y           is subject to the provisions
      a lo dispuesto por el                  applicable to publicly held
      articulo 2(degree)de la Ley            stock corporations.
      N(degree)18.046, se encuentra
      sujeta a las normas que rigen
      a las sociedades anonimas
      abiertas.

h)    El Pacto de Accionistas se       h)    The Shareholders' Agreement
      encuentra depositado en IRSA           is deposited with IRSA and
      y en CCU y anotado en los              CCU and reference to it is
      Registros de Accionistas de            made in the Stockholders'
      dichas sociedades.                     Registry Book of said
                                             companies.
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II.- OBJETIVO DEL PRESENTE PACTO       II.- PURPOSE OF THIS AGREEMENT

1.- Dado que Quinenco y FHI son las    1.- Given that Quinenco and FHI are the
actuales y unicas socias, por          current sole and equal partners in IRSA,
iguales partes, en IRSA, a traves      through which they exercise the control
de la cual ejercen el control de       of CCU, the Parties agree that the
CCU, las Partes convienen que el       purpose of this Shareholders' Agreement
objeto del presente Pacto de           is to govern their relationship as the
Accionistas sera regular sus           only shareholders in IRSA, each with a
relaciones de unicos accionistas de    50% equity interest, in the manner set
IRSA, duenos, respectivamente, del     forth in the clauses below in this
50% de su capital accionario en la     "Shareholders' Agreement".
forma que se establece en las
clausulas siguientes del denominado
"Pacto de Accionistas".

2.- La intencion de las Partes, en     2.- The intention of the Parties, as
su calidad de unicos accionistas de    sole shareholders of IRSA, is to act at
IRSA, es actuar en todo momento y      all times and in all circumstances by
circunstancia de comun acuerdo en      mutual agreement in the exercise of the
el ejercicio del control conjunto      joint control of CCU. All the provisions
de CCU, principio bajo el cual         of this Shareholders' Agreement shall be
deberan interpretarse y cumplirse      interpreted and performed in accordance
todas las estipulaciones del           with this principle, with the
presente Pacto de Accionistas,         understanding that this Shareholders'
entendiendose que este persigue        Agreement purports to advance the
propender al desarrollo y              development and growth of CCU and the
crecimiento de CCU y de los            businesses that the Parties jointly
negocios que a traves de CCU las       undertake through CCU.
Partes conjuntamente aborden.

3.- En atencion a lo senalado en       3.- In light of the statements set forth
los Antecedentes y en los              in the Background and in No.s 1 and 2
N(degree)s 1 y 2 precedentes, los      above, the rights and obligations of the
derechos y obligaciones de las         Parties and all matters related to their
Partes y todo lo que se refiere a      relationship as shareholders of IRSA,
sus relaciones como accionistas de     shall be governed by the provisions of
IRSA, se regiran por las               the charters and by-laws of IRSA and
disposiciones de los Estatutos         this Shareholders' Agreement.
Sociales de esta ultima y, ademas,
por las disposiciones de este Pacto
de Accionistas.

4.- Este Pacto de Accionistas          4.- This Shareholders' Agreement
comprende un pacto particular entre    includes a special agreement between the
los accionistas de IRSA, respecto      shareholders of IRSA relating to the
de la cesion de las acciones de la     transfer of the shares of IRSA. For that
misma, quedando por ello sujeto a      reason, insofar as it relates to such
su anotacion en el Registro de         transfers, it shall be recorded in the
Accionistas de esta, solo en lo que    Stockholders' Registry Book of the
dice relacion con tales cesiones,      company as provided for in article 14 of
conforme lo dispone el articulo 14     the Stock Corporation Act (Ley de
de la Ley de Sociedades Anonimas.      Sociedades Anonimas).

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III.- PACTO DE ACCIONISTAS             III.- SHAREHOLDERS' AGREEMENT

Adquisicion de Acciones Adicionales    Acquisition and Voting of Additional CCU
de CCU y Ejercicio de Derechos de      Shares
Voto Respecto de Estas

PRIMERO:                               ONE:

1.1 Todos los Valores de CCU           1.1 All Securities of CCU in which any
respecto de los cuales cualquiera      Party has, directly or indirectly, any
de las Partes tenga, directa o         beneficial ownership or economic or
indirectamente, dominio o cualquier    other interest shall be held through
otro derecho o interes, sea            IRSA. "Securities" means shares or any
economico o de otra clase, deberan     direct or indirect interest in shares
ser mantenidos a traves de IRSA. o     (including, without limitation, any
"Valores" significa acciones o         instrument convertible into, or
cualquier interes directo o            exchangeable for, shares, or any options
indirecto sobre acciones               to acquire any of the foregoing).
(incluyendo, sin limitacion            Consequently, subject to clause 1.3
cualesquiera instrumentos              below, the Parties agree not to acquire,
convertibles en o canjeables por,      directly or indirectly, Securities of
acciones o cualesquiera opciones       CCU on their own, but instead undertake
para adquirir cualquiera de los        to make any such acquisition only
anteriores). En consecuencia y         through IRSA. This obligation extends to
sujeto a lo dispuesto en la            any other person or company which is an
clausula 1.3 mas abajo, las Partes     Affiliate (as defined in clause 6.1) of
estan de acuerdo en no adquirir        a Party.
directa o indirectamente Valores de
CCU por separado obligandose a
hacerlo solo por intermedio de
IRSA. Esta obligacion se extiende a
toda persona o sociedad que tenga
la calidad de Persona Relacionada
(segun esta se define en la
clausula 6.1) de alguna de las
Partes.

1.2 Las Partes se comprometen a que    1.2 The aggregate ownership interest of
la participacion accionaria total      the Parties in CCU shall not exceed two
de las Partes en CCU no supere en      thirds (2/3) of the issued and
caso alguno los dos tercios (2/3)      outstanding voting securities of CCU, so
de las acciones emitidas con           as to avoid triggering an eventual
derecho a voto de CCU, a fin de        obligation to launch a tender offer for
evitar la eventual obligacion de       CCU shares held by third parties. No
efectuar una oferta publica de         Party shall enter into any agreement or
adquisicion de acciones de CCU en      transaction that could trigger the
poder de terceras personas. Ninguna    obligation to launch a tender offer for
de las Partes celebrara convencion     CCU shares held by third parties, nor
o transaccion alguna que pudiese       shall any Party launch any such offer,
producir la obligacion de efectuar     without the prior consent of the other
una oferta publica de adquisicion      Party.
de acciones de CCU en poder de
terceras personas, como tampoco
efectuara tal oferta publica sin el
previo consentimiento de la otra
Parte.

1.3 No obstante lo anterior, en el     1.3 Notwithstanding the foregoing, in
evento que un tercero pretenda         the event that a third party proposes to
adquirir cualesquiera acciones de      acquire any shares of CCU in a public
CCU a traves de una oferta publica     tender offer and the Parties cannot
de adquisicion de acciones y las       agree to cause IRSA to launch a
Partes no se pusieren de acuerdo       competing offer in response thereto, any
para que IRSA efectue una oferta       Party wishing to make such competing
competidora, cualquiera de las         offer (the "Tendering Shareholder")
Partes que desee efectuar tal          shall be free to do so,
oferta competidora (el "Accionista
Oferente") sera

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libre de hacerlo, sujeto a la          provided that the Tendering Shareholder
condicion que el Accionista            shall be solely responsible for
Oferente sera exclusivamente           accepting and paying for all shares
responsable de aceptar y pagar por     tendered pursuant to applicable law and
la totalidad de las acciones que       that the Tendering Shareholder shall
reciba en la oferta, de acuerdo a      place all of the CCU shares it so
la ley aplicable y que el              acquires into an irrevocable voting
Accionista Oferente debera             trust for so long as it is directly or
depositar la totalidad de las          indirectly a shareholder of IRSA. The
acciones de CCU que adquiera por       trust shall have two co-trustees, one
esta via en un "irrevocable voting     trustee appointed by the Tendering
trust", debiendo ademas mantenerlas    Shareholder and one trustee appointed by
en dicho "voting trust" por todo el    the other Party. The co-trustees shall
tiempo que el Accionista Oferente      have joint power to vote the shares held
sea directa o indirectamente           in the trust. Each Party shall cause the
accionista de IRSA. El "trust"         trustee it appoints to vote such shares
tendra dos "co-trustees", siendo       in all instances in the manner indicated
uno de los "trustees"designado por     by the Board of IRSA. At such time as
el Accionista Oferente y el otro       the Party other than the Tendering Party
"trustee" designado por la otra        ceases to be a shareholder of IRSA, the
Parte. Los "co-trustees" ejerceran     voting trust shall be dissolved and
los derechos de voto que               cease to have any further force and
correspondan a las acciones            effect, and the voting rights with
depositadas en el "trust" en virtud    respect to the CCU shares shall revert
de un poder conjunto que se les        to the Tendering Party. Notwithstanding
conferira al efecto. Cada una de       that the voting trust may be established
las Partes obtendra que el             under the laws of a jurisdiction other
"trustee" por ella designado vote      than Chile (such as the United States,
en todo caso por dichas acciones en    Bermuda, the Cayman Islands or such
la forma que decida el Directorio      other jurisdiction as the Parties shall
de IRSA. Si la Parte que no es el      agree), for the purposes of the power of
Accionista Oferente dejare de ser      attorney to vote the shares held in said
accionista de IRSA, el "voting         trust, the Parties agree that, as the
trust" sera disuelto y dejara de       controlling shareholder of CCU, IRSA
tener toda vigencia ulterior,          shall have an interest in the
recuperando el Accionista Oferente     performance of such power of attorney
los derechos de voto respecto de       and for that reason such power of
las acciones de CCU. No obstante       attorney shall be irrevocable pursuant
que el "voting trust" pueda            to article 241 of the Chilean Code of
establecerse bajo las leyes de una     Commerce (Codigo de Comercio).
jurisdiccion distinta a la chilena,
como por ejemplo, en los Estados
Unidos de America, Bermuda, las
Islas Cayman o cualquier otra que
las Partes acuerden, para los
efectos del poder que se otorgue
para votar por las acciones
depositadas en dicho "trust", las
Partes estan contestes en que IRSA
tendra interes en la ejecucion de
dicho poder en su calidad de
controlador de CCU, por lo que tal
poder sera irrevocable en los
terminos del articulo 241 del
Codigo de Comercio chileno.

1.4 Las Partes obtendran que el        1.4 The Parties shall cause any
Presidente del Directorio de CCU y     Securities of CCU which the Chairman or
los otros directores de CCU            any other director of CCU elected by
elegidos con los votos de IRSA que     IRSA has the power to vote, including
recibieren poderes de otros            without limitation, any Securities of
titulares de Valores de CCU,           CCU underlying American Depositary
incluidos los tenedores de ADR-s,      Receipts, to be voted in the manner
para votar en las juntas de            indicated by the Board of IRSA, unless
accionistas de CCU, voten por          the party granting the power to vote
dichos Valores en la forma que         also instructs the proxy on how to vote,
decida el Directorio de IRSA, salvo    in which case the proxy shall vote in
que el respectivo poderdante haya      accordance with said instructions.
impartido las correspondientes
instrucciones de voto, en cuyo caso
el apoderado debera votar en

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Documento Final                    Exhibit 9.1                    Execution Copy
conformidad a dichas instrucciones.

Restricciones a las Enajenaciones      Security Transfer Restrictions
de Valores

SEGUNDO:                               TWO:

2.1 Salvo en cuanto se permite         2.1 Except as expressly permitted in
expresamente en este Pacto de          this Shareholders' Agreement and only
Accionistas y solo despues de haber    after strictly complying with the
dado estricto cumplimiento a las       restrictions in clause FOUR, no Party
restricciones estipuladas en la        shall directly or indirectly sell,
clausula CUARTA, ninguna de las        assign, encumber, transfer, alienate or
Partes podra, directa o                otherwise dispose of ("Transfer") to any
indirectamente, vender, ceder,         person which is not a Party or a
transferir, enajenar, gravar o         Qualified Holding Company (as defined in
disponer de cualquier otra forma       clause 4.8) of such Party (such a
(en adelante "Enajenar") a             person, a "Third Party") any of the
cualquier persona que no sea una       shares of IRSA held or owned
Parte o una Sociedad Holding           beneficially or of record by such Party
Calificada de dicha Parte (un          from time to time ("Shares") or any
"Tercero"), las acciones de IRSA,      direct or indirect interest in the
de que la respectiva Parte sea         Shares (including, without limitation,
duena o mantenga en su poder o         any instrument convertible into, or
registradas a su nombre                exchangeable for, Shares, or any options
("Acciones") o cualquier interes       to acquire any of the foregoing). All
directo o indirecto en las Acciones    references in this Shareholders'
(incluyendo, sin limitacion,           Agreement to "Shares" shall mean Shares
cualquier instrumento convertible      issued by IRSA, unless otherwise
en, o canjeable por, Acciones, o       specified, and all references to
cualesquiera opciones para adquirir    "Paulaner" in this Shareholders'
cualquiera de los anteriores).         Agreement shall mean SHKG, FHI and any
Todas las referencias en este Pacto    Qualified Holding Company of either of
de Accionistas a "Acciones" se         them. For the avoidance of doubt, it is
entenderan como Acciones emitidas      understood that FHI itself is a
por IRSA, salvo que se indique         Qualified Holding Company of SHKG.
especificamente otra cosa; y todas
las referencias a Paulaner en este
Pacto de Accionistas se entenderan
como incluyendo a SHKG, FHI y
cualquier Sociedad Holding
Calificada de cualquiera de las
anteriores. Se deja expresa
constancia que FHI es una Sociedad
Holding Calificada de SHKG.

Cesion a subsidiarias                  Transfers to subsidiaries

TERCERO:                               THREE:

(Se deroga esta clausula)              (This clause has been deleted)

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Documento Final                    Exhibit 9.1                    Execution Copy

Ventas a Terceros                      Sales to Third Parties

CUARTO:                                FOUR:

Ventas Sujetas al Derecho de           Sales Subject to the Right of First
Primera Opcion de Compra (First        Refusal
Refusal)

4.1 Durante el "Periodo de la          4.1 During the "First Refusal Period"
Primera Opcion de Compra", segun       (as defined below), no Party shall sell
este se define mas abajo, ninguna      any Shares to a Third Party except in
de las Partes podra vender Accion      strict accordance with the restrictions,
alguna a un Tercero, excepto con       and after complying in all respects with
estricta sujecion a las siguientes     the following procedures of the right of
restricciones y procedimientos del     first refusal (the "Right of First
derecho de primera opcion de compra    Refusal").
(el "Derecho de Primera Opcion de
Compra").

Con respecto a la venta de Acciones    With respect to a sale of Shares by
que haga Quinenco, el Periodo de la    Quinenco, the First Refusal Period shall
Primera Opcion de Compra se            cease upon the earlier to occur of (i)
extinguira en la fecha que ocurra      the fifth anniversary of the date hereof
primero entre (i) el vencimiento       if Paulaner sells its Shares to Heineken
del quinto (5(degree)) ano a contar    International B.V. or its Qualified
de la fecha de este instrumento, en    Holding Company ("Heineken") pursuant to
el evento que Paulaner venda sus       clause 4.9 herein and (ii) the third
Acciones a Heineken International      anniversary of the date hereof if
B.V. o a una Sociedad Holding          Paulaner remains a Party to this
Calificada de esta ("Heineken") de     Shareholders' Agreement at such third
conformidad con clausula 4.9 de        anniversary.
este instrumento o (ii) el
vencimiento del tercer (3er) ano a
contar de la fecha de este
instrumento, en el evento que
Paulaner permanezca como Parte de
este Pacto de Accionistas a esa
fecha.

Con respecto a una venta de            With respect to a sale of Shares by
Acciones por Paulaner, no habra        Paulaner there shall be no Right of
Derecho de Primera Opcion de           First Refusal.
Compra.

Con respecto a la venta de Acciones    With respect to a sale of Shares by
por Heineken, si esta llega a ser      Heineken, if and when it becomes a
una Parte y desde que llegue a         Party, the First Refusal Period shall
serlo, el Periodo de Primera Opcion    cease upon the fifth (5th) anniversary
de Compra se extinguira al quinto      of the date hereof.
(5(0)) aniversario de la fecha de
este instrumento.

a)    Durante el Periodo de la         a)    During the First Refusal Period,
      Primera Opcion de Compra,              no Party shall sell any Shares to
      ninguna de las Partes podra            a Third Party (the "Third Party
      vender cualesquiera Acciones           Investor") without previously
      de IRSA a un Tercero (el               offering to sell those Shares to
      "Tercero Inversionista"), sin          the other Party, at the same price
      ofrecerlas previamente en              and under the same terms and
      venta a la otra Parte, en el           conditions on which the interested
      mismo precio y en las mismas           Party intends to sell such Shares
      condiciones y terminos en que          to the Third Party Investor. The
      la Parte interesada pretenda           offer shall include all
      vender tales Acciones al
      Tercero

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Documento Final                    Exhibit 9.1                    Execution Copy

      Inversionista. La oferta               (but not less than all) the Shares
      debera referirse                       owned by the selling Party.
      necesariamente al total de
      las Acciones de propiedad de
      la Parte vendedora.

b)    Tal oferta preferente de         b)    Such preferential offer to sell
      venta de Acciones debera               the Shares shall be made in
      formularla la Parte vendedora          writing by the selling Party (the
      (el "Accionista Vendedor") a           "Selling Shareholder") to the
      la otra Parte (el "Accionista          other Party (the "Recipient
      Receptor"), por escrito,               Shareholder") by means of a sworn
      mediante declaracion jurada            statement signed before a Notary
      firmada ante Notario o si              Public or, if there is no such
      dicho funcionario no existe            officer in the relevant
      en la jurisdiccion                     jurisdiction, before a similar
      pertinente, ante una                   authority, indicating the
      autoridad similar,                     existence of the Third Party
      indicandole la existencia del          Investor, its name, the arm's
      Tercero Inversionista, su              length conditions under which the
      nombre, las condiciones en             Third Party Investor in good faith
      que este pretende adquirir             intends to acquire the Shares upon
      las Acciones, sobre una base           a cash payment basis, and the lack
      de pago en dinero efectivo en          of set offs between the Selling
      terminos de mercado y de               Shareholder and the Third Party
      buena fe, y la no existencia           Investor. Additionally, it shall
      de contrapartidas entre el             state that the Third Party
      Accionista Vendedor y el               Investor is aware, and accepts to
      Tercero Inversionista.                 be bound by this Shareholders'
      Asimismo, debera constar en            Agreement and that the Third Party
      ella que el Tercero                    Investor is not a competitor of
      Inversionista conoce y                 CCU, as set forth in clause SIX
      consiente en quedar obligado           herein.
      por este Pacto de Accionistas
      y que no tiene el caracter de
      competidor de CCU, en los
      terminos de la clausula SEXTA
      del mismo.

c)    En el evento de que el           c)    In the event that the Recipient
      Accionista Receptor no haga            Shareholder does not exercise its
      uso de su Derecho de Primera           Right of First Refusal granted in
      Opcion de Compra concedido en          this clause within 60 days from
      esta clausula, dentro de               the date of receipt of the offer
      sesenta (60) dias despues de           documentation described in
      recibir la documentacion de            paragraph (b) above, the Selling
      la oferta referida en el               Shareholder, within the next 30
      parrafo (b) anterior, el               days, shall be entitled to sell
      Accionista Vendedor, dentro            its Shares to the Third Party
      de los 30 dias siguientes,             Investor, under the same terms and
      podra vender sus Acciones al           conditions offered to the
      Tercero Inversionista, bajo            Recipient Shareholder.
      los mismos terminos y
      condiciones ofrecidos al
      Accionista Receptor.

d)    Si el Accionista Vendedor no     d)    If the Selling Shareholder is not
      logra vender sus Acciones al           able to sell its Shares to the
      Tercero Inversionista, de              Third Party Investor in accordance
      acuerdo con el parrafo (c)             with paragraph (c) above, it shall
      precedente, no podra vender            not sell its Shares to the Third
      sus Acciones al Tercero                Party Investor or to any other
      Inversionista o otra persona,          person, without first applying
      sin antes proceder nuevamente          again the procedure to exercise
      a la aplicacion del                    the Right of First Refusal set
      procedimiento de ejercicio             forth in this clause 4.1.
      del Derecho de Primera Opcion
      de Compra, conforme a lo
      estipulado en esta clausula
      4.1.

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Documento Final                    Exhibit 9.1                    Execution Copy

e)    En el evento que el              e)    In the event that the Recipient
      Accionista Receptor haga uso           Shareholder exercises its Right of
      de su Derecho de Primera               First Refusal within the 60-day
      Opcion de Compra dentro del            period stipulated in paragraph (c)
      periodo de 60 dias mencionado          above, the Selling Shareholder
      en el parrafo (c) mas arriba,          shall sell to the Recipient
      el Accionista Vendedor                 Shareholder its Shares at the same
      vendera al Accionista                  price and under the same terms and
      Receptor sus Acciones en el            conditions under which the Third
      mismo precio, terminos y               Party Investor had undertaken to
      condiciones que estuvo                 purchase them.
      dispuesto a pagar el Tercero
      Inversionista.

      El precio en dinero efectivo           The price in cash shall be
      sera calculado y pagado en             calculated and paid in dollars,
      dolares, moneda de curso               legal currency of the United
      legal en los Estados Unidos            States of America ("US dollars"),
      de America ("US dolares"),             in immediately available funds,
      con fondos de disponibilidad           except if:
      inmediata , salvo que:

      (i)   Paulaner sea el                  (i)   Paulaner is the
            Accionista Receptor y                  Recipient Shareholder
            cualquier disposicion de               and a provision of
            la legislacion chilena o               Chilean law or any
            cualquier reglamento                   Chilean regulation
            chileno exija el pago en               requires that the
            Pesos Chilenos para                    payment be made in
            garantizar el acceso al                Chilean Pesos in order
            mercado de divisas para                to guarantee the access
            los fines de remesas                   to the currency exchange
            futuras de capital y                   market for the purpose
            utilidades, el precio                  of the future remission
            sera pagado en Pesos                   abroad of capital and
            Chilenos;                              profits, the price shall
                                                   be paid in Chilean
                                                   Pesos;

      (ii)  Quinenco sea el                  (ii)  Quinenco is the
            Accionista Receptor y                  Recipient Shareholder
            cualquier disposicion de               and a provision of
            la legislacion o                       Chilean law or any
            cualquier reglamento                   Chilean regulation
            chileno exija el pago se               requires that the
            haga en Pesos Chilenos a               payment be made in
            fin del debido                         Chilean Pesos in order
            cumplimiento de los                    to duly comply with the
            reglamentos de cambios                 foreign exchange
            internacionales                        regulations applicable
            aplicables a la                        to the investment of
            inversion de Paulaner en               Paulaner in IRSA, the
            IRSA, la cantidad de                   payment in cash shall be
            dinero efectivo, sera                  made in Chilean Pesos.
            pagada en Pesos
            Chilenos.

      (iii) Quinenco sea el                  (iii) Quinenco is the
            Accionista Receptor y                  Recipient Shareholder
            Paulaner pueda elegir                  and Paulaner can choose
            remesar en US dolares el               to remit the payment
            pago correspondiente a                 corresponding to the
            las Acciones, el pago en               Shares in US dollars,
            dinero efectivo, a                     the payment in cash
            opcion de Quinenco, sera               shall be made in Chilean
            hecho en Pesos Chilenos                Pesos or US dollars, as
            o en US dolares; y                     Quinenco may choose; and

      (iv)  Cualquier pago en Pesos          (iv)  Any payment in Chilean
            Chilenos sera por la                   Pesos shall be for the
            cantidad necesaria para                amount necessary to
            adquirir la cantidad de                acquire the amount in US
            US dolares equivalente a               dollars equal to that
            aquella que haya                       offered by the Third
            ofrecido el Tercero                    Party Investor, in
            Inversionista, al tipo                 accordance with the
            de cambio                              exchange rate

Documento Final                    Exhibit 9.1                    Execution Copy
            determinado por las                    determined by the
            Partes o en el evento de               Parties or, if no such
            no llegar a un acuerdo,                agreement is reached,
            a aquel determinado, a                 the exchange rate
            peticion del Accionista                determined by the
            Vendedor o el Accionista               Santiago Office of
            Receptor, por la Oficina               "Citibank N.A." or, in
            en Santiago del                        the event it does not
            "Citibank N.A." o si                   exist or is unable to
            esta no existiere o                    make such determination,
            estuviere impedida de                  by the Santiago Office
            efectuar tal                           of the "BankBoston
            determinacion, por la                  N.A.", at the request of
            Oficina en Santiago del                the Selling Shareholder
            "Bank Boston N.A."                     or the Recipient
                                                   Shareholder.

f)    La formalizacion de la           f)    The consummation of the purchase
      compraventa de las Acciones            of the Shares by the Recipient
      por el Accionista Receptor             Shareholder shall take place in
      tendra lugar en Santiago,              Santiago, Chile or, if the Selling
      Chile o, a opcion del                  Shareholder so chooses, at a
      Accionista Vendedor, en un             location in either London,
      lugar de las ciudades de               England, Munich, Germany, or other
      Londres - Inglaterra o Munich          capital within Western Europe, to
      - Alemania u otra capital              be notified in writing to the
      dentro de Europa Occidental,           Recipient Shareholder. Such
      que este le notifique por              consummation shall take place
      escrito al Accionista                  within 60 days from the date on
      Receptor. Tal formalizacion            which the Right of First Refusal
      de compraventa de acciones             granted in this clause is
      tendra lugar dentro del plazo          exercised, on the date that the
      de los 60 dias siguientes a            Recipient Shareholder notifies in
      la fecha en que se haya                writing to the Selling
      ejercido el derecho de                 Shareholder. Such written
      Primera Opcion de Compra               notification must be received by
      concedido en esta clausula, y          the Selling Shareholder at least
      en la fecha en que, dentro de          seven days before the date set for
      dicho plazo, el Accionista             the consummation. If the Recipient
      Receptor haya notificado al            Shareholder does not notify the
      Accionista Vendedor, mediante          Selling Shareholder in the
      un aviso por escrito dado con          aforementioned manner, the
      una anticipacion no inferior           consummation of the purchase of
      a siete dias a la fecha                Shares shall take place on the
      fijada para la formalizacion.          sixtieth day of the aforementioned
      Si el Accionista Receptor no           period, unless such day is not a
      notifica al Accionista                 business day in the place where
      Vendedor en esta forma, la             the purchase of Shares shall take
      formalizacion de la                    place, in which case such purchase
      compraventa de acciones                shall be made on the next business
      tendra lugar el sexagesimo             day in such place, (business day,
      dia del plazo referido, a              for the purposes of this clause,
      menos que dicho dia no sea un          shall be the day on which the
      dia habil en el lugar donde            banks are open to carry out their
      se efectuara la compraventa            usual business at the location
      de Acciones, en cuyo caso tal          where the consummation is carried
      compraventa tendra lugar el            out); provided, however, that the
      siguiente dia habil en dicho           expiration of this 60 day period
      lugar, (dia habil, para los            shall not affect the right of the
      fines de esta clausula, es el          Parties to request specific
      dia en el cual los bancos              performance of this obligation. On
      estan abiertos para efectuar           the date set pursuant to this
      los negocios propios de su             paragraph (f), the following
      giro, en el lugar en que se            events shall take place
      llevara a efecto la                    simultaneously:
      formalizacion). En todo caso,
      el vencimiento de este plazo
      no afectara el derecho de las
      Partes de exigir el
      cumplimiento de esta
      obligacion. En la fecha
      fijada de acuerdo con las
      disposiciones precedentes de
      esta clausula, deben ocurrir

Documento Final                    Exhibit 9.1                    Execution Copy
      copulativamente y
      simultaneamente los
      siguientes eventos:

      (i)   El Accionista Vendedor
            entregara un traspaso            (i)   The Selling Shareholder
            debidamente firmado de                 shall deliver a duly signed
            las Acciones                           transfer document (traspaso)
            pertinentes, junto con                 of the relevant Shares
            sus respectivos                        together with the relevant
            titulos;                               stock certificates;


      (ii)  El Accionista Vendedor           (ii)  The Selling Shareholder
            garantizara al                         shall represent and warrant
            Accionista Receptor,                   in writing to the Recipient
            por escrito, que es                    Shareholder that it is the
            legalmente titular del                 beneficial owner of the
            dominio las Acciones,                  Shares, that they are free
            que estas se encuentran                of prohibitions, pledge,
            libres de toda                         security, liens,
            prohibicion, prenda,                   encumbrances, litigation,
            caucion, gravamenes,                   charge, or third party
            embargo, litigio, carga                rights, and that the
            o derecho de terceros y                authorized copy of the offer
            que la copia autorizada                delivered pursuant to
            de la oferta                           paragraph (b) of this clause
            proporcionada de                       4.1 evidences, in a true and
            acuerdo con el parrafo                 accurate manner, the full
            (b) de esta clausula                   terms and conditions of the
            4.1, refleja veraz y                   offer received from the
            exactamente los                        Third Party Investor.
            terminos y condiciones
            completos de la oferta
            recibida del Tercero
            Inversionista.

      (iii) El Accionista Receptor,          (iii) The Recipient Shareholder
            pagara el precio de las                shall pay the price of the
            Acciones objeto de la                  offered Shares in accordance
            oferta, en los terminos                with the terms set forth in
            fijados en ella,                       the offer, and the
            teniendo en                            provisions of paragraph (e)
            consideracion al efecto                of this clause 4.1.
            lo estipulado en el
            parrafo (e) de esta
            clausula 4.1.

      (iv)  Las Partes efectuaran            (iv)  The Parties shall take all
            todos los actos                        necessary action to ensure
            necesarios para                        that the Recipient
            garantizar que el                      Shareholder receives all the
            Accionista Receptor                    share certificates included
            reciba los titulos de                  in the offer and that all
            las Acciones objeto de                 documents necessary for the
            la oferta, como                        completion of the
            asimismo para que se                   transaction and the
            suscriban todos los                    registration of the Shares
            documentos que fuere                   to the name of the acquirer
            menester hasta                         in IRSA's Stockholders'
            finiquitar enteramente                 Registry Book are executed,
            la transferencia de                    as well as any other action
            dichas Acciones,                       necessary or leading to such
            mediante su inscripcion                effect.
            a nombre del
            adquirente, en el
            Registro de Accionistas
            de IRSA o cualquier
            otra actuacion que
            fuere necesaria o
            conducente al efecto.

4.2                                    4.2

(Se deroga esta clausula)              (This clause has been deleted)

Documento Final                    Exhibit 9.1                    Execution Copy

4.3 Cuando el Accionista Receptor      4.3 If the Recipient Shareholder does
no acepte una oferta de acuerdo con    not accept an offer in accordance with
la clausula 4.1, y el Accionista       clause 4.1, and the Selling Shareholder
Vendedor venda sus Acciones al         sells its Shares to the Third Party
Tercero Inversionista, tal venta       Investor, such sale shall be subject to
quedara condicionada a que este        the condition that such Third Party
ultimo acepte regirse integramente     Investor consents to be fully bound by
por los terminos del presente Pacto    the terms of this Shareholders'
de Accionistas, asumiendo todos los    Agreement, and assumes the rights and
derechos y obligaciones del            the obligations of the Selling
Accionista Vendedor como Parte del     Shareholder as a Party to this
mismo, mediante un documento           Shareholders' Agreement, in writing and
escrito, cuya forma y substancia       in form and substance reasonably
sea razonablemente aceptable para      acceptable to the Recipient Shareholder.
el Accionista Receptor. En el caso     Upon such consent from the Third Party
de prestarse dicho consentimiento      Investor and in the event that the sale
por el Tercero Inversionista y de      of the Shares to the Third Party
formalizarse la venta a este de las    Investor is consummated, the Selling
Acciones, el Accionista Vendedor       Shareholder shall be released of all
quedara liberado de toda obligacion    obligations under this Shareholders'
respecto a este Pacto de               Agreement and shall cease to be a Party
Accionistas dejando de ser Parte       hereto.
del mismo.

4.4 Si el Accionista Receptor no       4.4 If the Recipient Shareholder does
formalizare la compraventa de las      not consummate the purchase of the
Acciones que se hubiere obligado a     Shares that it has undertaken to acquire
adquirir conforme a los terminos y     pursuant to the terms and conditions set
plazos determinados en la clausula     forth in clause 4.1, the Selling
4.1, tal circunstancia dara derecho    Shareholder shall be entitled to sell
al Accionista Vendedor, dentro del     all its Shares to the Third Party
plazo de 30 dias contados desde la     Investor under the same terms offered to
fecha en que debio finiquitarse        the Recipient Shareholder, within 30
dicha compraventa y sin tener que      days from the date on which the purchase
cumplir con los requisitos de          should have been consummated and shall
consentimiento contenidos en la        be released from complying with the
clausula 4.1, es decir, el             requirements for consent contained in
procedimiento de Primera Opcion de     clause 4.1 for the sale of all of its
Compra, para vender el total de sus    Shares to the Third Party Investor, on
Acciones al Tercero Inversionista,     the same terms and conditions offered to
en los mismos terminos y               the Recipient Shareholder.
condiciones ofrecidos al Accionista
Receptor.

Ventas sujetas al derecho de           Sales subject to the Right of First
Primera Opcion de Oferta (First        Offer
Offer)

4.5 A contar del vencimiento del       4.5 From and after the expiration of the
plazo estipulado en la clausula        period provided in clause 4.1, with
4.1, con respecto a Quinenco y         respect to Quinenco and Heineken (if and
Heineken (respecto de esta ultima,     when it becomes a Party) and as from the
en el evento y desde que pase a ser    date of this Shareholders' Agreement
una Parte); y a contar de la fecha     with respect to Paulaner, no Party (a
de este instrumento con respecto a     Selling Shareholder) shall sell any
Paulaner, ninguna de las Partes (el    Shares to a Third Party, except in
Accionista Vendedor) podra vender      strict accordance with the following
Accion alguna a un Tercero, excepto    restrictions, and after complying in all
con estricta sujecion a las            respects with the following procedures
siguientes restricciones y             (the "Right of First Offer").
procedimientos (el "Derecho de
Primera Opcion de Oferta").

Documento Final                    Exhibit 9.1                    Execution Copy

4.6                                    4.6

a)    Previo a consumar cualquier      a)    Prior to consummating any sale,
      venta, el Accionista Vendedor          the Selling Shareholder shall give
      debera entregar a la otra              written notice (a "Right of First
      Parte (el "Accionista                  Offer Notice") to the other Party
      Receptor") una notificacion            (the Recipient Shareholder)
      escrita (la "Notificacion de           stating (i) the Selling
      Primera Opcion de Oferta"),            Shareholder's intention to sell
      la cual debera expresar: (i)           all (but not less than all) of its
      la intencion del Accionista            Shares (the "Offered Shares"),
      Vendedor de vender la                  (ii) the proposed purchase price
      totalidad de sus Acciones              (which shall be payable in
      (las "Acciones Ofrecidas"),            accordance with clause 4.1(e) of
      (ii) el precio de venta                this Shareholders' Agreement) (the
      propuesto (el que sera                 "Offered Price") and all other
      pagadero en la forma                   material terms and conditions
      estipulada la clausula 4.1(e)          (including, without limitation,
      de este Pacto de Accionistas           material representations and
      (el "Precio Ofrecido") y               warranties, holdbacks or escrows,
      todas las demas condiciones y          purchase price adjustments and
      terminos relevantes                    indemnities), and (iii) the
      (incluyendo, sin limitacion,           irrevocable offer to sell the
      declaraciones y garantias              Offered Shares at the Offered
      substantivas, ajustes del              Price on the same terms and
      precio de compraventa e                conditions.
      indemnizaciones) y (iii) la
      oferta irrevocable de venta
      de las Acciones Ofrecidas al
      Precio Ofrecido y en los
      mismos terminos y
      condiciones.

b)    El Accionista Receptor tendra    b)    The Recipient Shareholder shall
      el derecho, pero no la                 have the right, but not the
      obligacion, de comprar al              obligation, to purchase at the
      Precio Ofrecido la totalidad           Offered Price all (but not less
      de las Acciones Ofrecidas, de          than all) of the Offered Shares,
      conformidad con las                    pursuant to the terms and
      condiciones y terminos                 conditions set forth in the Right
      establecidos en la                     of First Offer Notice. The
      Notificacion de Primera                Recipient Shareholder's right
      Opcion de Oferta. Este                 under this clause 4.6 shall be
      derecho concedido por la               exercisable by written notice to
      presente clausula 4.6, debera          the Selling Shareholder given
      ser ejercido por el                    within sixty (60) days after
      Accionista Receptor mediante           receipt of the Right of First
      una notificacion escrita               Offer Notice (the "Right of First
      entregada al Accionista                Offer Exercise Period"). Upon
      Vendedor dentro de los                 exercise of such right, the Right
      sesenta (60) dias contados             of First Offer Notice and the
      desde la fecha de recepcion            notice of exercise, taken
      de la Notificacion de Primera          together, shall constitute the
      Opcion de Oferta (el "Plazo            legally binding obligation of the
      de Ejercicio de la Primera             Selling Shareholder and the
      Opcion de Oferta").                    Recipient Shareholder to
      Ejercitado que sea este                consummate the sale of the Offered
      derecho, la Notificacion de            Shares at the Offered Price on the
      Primera Opcion de Oferta y la          terms and conditions set forth in
      notificacion escrita de                the Right of First Offer Notice,
      ejercicio del derecho,                 subject only to the obligation of
      consideradas en conjunto,              the Selling Shareholder to comply
      constituiran la obligacion             with the requirements set forth in
      legal del Accionista Vendedor          clause 4.1(f) (i), (ii), (iii) and
      y del Accionista Receptor de           (iv) of this Shareholders'
      consumar la venta de las               Agreement. Any sale of Offered
      Acciones Ofrecidas en el               Shares pursuant to this clause 4.6
      Precio Ofrecido y en las
      condiciones y terminos de la
      Notificacion de Primera
      Opcion de Oferta.

Documento Final                    Exhibit 9.1                    Execution Copy

      Esta obligacion quedara                shall be consummated on such date
      sujeta unicamente a la                 as the Parties may agree, but in
      obligacion del Accionista              any event not later than ninety
      Vendedor de cumplir con los            (90) days following the receipt by
      requisitos establecidos en             the Selling Shareholder of the
      (i), (ii), (iii) y (iv) de la          notice of exercise of the
      clausula 4.1(f) de este Pacto          Recipient Shareholder; provided,
      de Accionistas. Toda venta de          however, that the expiration of
      las Acciones Ofrecidas de              this 90 day period shall not
      conformidad con esta clausula          affect the right of the Parties to
      4.6 se consumara en la fecha           request specific performance of
      que las Partes acuerden, pero          this obligation.
      en ningun caso despues de los
      noventa (90) dias contados
      desde que el Accionista
      Vendedor reciba de parte del
      Accionista Receptor la
      respectiva notificacion de
      ejercicio. En todo caso, el
      vencimiento de este plazo de
      90 dias no afectara el
      derecho de las Partes de
      exigir el cumplimiento de
      esta obligacion.

c)    Si el Accionista Receptor        c)    If the Recipient Shareholder
      rehusare comprar las Acciones          declines to purchase the Offered
      Ofrecidas o dejare de                  Shares or fails to give the
      entregar la notificacion               written notice referred to in
      escrita referida en el                 paragraph (b) of this clause 4.6
      parrafo (b) anterior dentro            within the Right of First Offer
      del Plazo de Ejercicio de la           Exercise Period, subject to
      Primera Opcion de Oferta, el           paragraph (d) below, the Selling
      Accionista Vendedor                    Shareholder shall have one hundred
      dispondra, sujeto a lo                 and twenty (120) days in which to
      establecido en el parrafo (d)          sell all (but not less than all)
      que sigue, de ciento veinte            of the Offered Shares to any third
      (120) dias para vender la              party (a Third Party Investor) at
      totalidad de las Acciones              a price not lower than the
      Ofrecidas a cualquier tercero          proposed Offered Price (which
      (el "Tercero Inversionista")           shall be payable in accordance
      en un precio no inferior al            with clause 4.1(e) of this
      Precio Ofrecido (el que sera           Shareholders' Agreement) and upon
      pagadero de conformidad a lo           other terms and conditions no more
      establecido en la clausula             favorable to the Third Party
      4.1(e) de este Pacto de                Investor than those offered to the
      Accionistas) y en terminos y           Recipient Shareholder, as set
      condiciones que no sean mas            forth in the Right of First Offer
      favorables para el Tercero             Notice. If at the end of any such
      Inversionista que las                  120 day period provided for in
      ofrecidas al Accionista                this paragraph (c) the Selling
      Receptor, contenidas en la             Shareholder has not completed the
      Notificacion de Primera                sale of the Offered Shares as set
      Opcion de Oferta. Si al                forth above, the Selling
      tiempo de expirar cualquier            Shareholder shall no longer be
      plazo de 120 dias establecido          permitted to sell such Offered
      en este parrafo (c), el                Shares pursuant to this clause 4.6
      Accionista Vendedor no                 without again fully complying with
      hubiere perfeccionado la               its provisions.
      venta de las Acciones
      Ofrecidas en la forma
      descrita mas arriba, el
      Accionista Vendedor ya no
      podra vender las Acciones
      Ofrecidas de conformidad con
      esta clausula 4.6 sin cumplir
      de nuevo y en su totalidad
      con sus disposiciones.

d)    No obstante lo establecido en    d)    Notwithstanding the provisions of
      el parrafo (c) precedente, en          paragraph (c) of this clause 4.6,
      el evento que el precio                in the event that the price
      ofrecido por el Tercero                offered by the Third Party
      Inversionista (el                      Investor is

Documento Final                    Exhibit 9.1                    Execution Copy

      "Precio del Tercero") fuere            less than one hundred and ten
      inferior al ciento diez por            percent (110%) of the Offered
      ciento (110%) del Precio               Price (such price, the "Third
      Ofrecido, el Accionista                Party Price"), the Selling
      Vendedor estara obligado a             Shareholder shall be obligated to
      entregar al Accionista                 give the Recipient Shareholder a
      Receptor una nueva                     new Right of First Offer Notice
      Notificacion de Primera                pursuant to paragraph (a) of this
      Opcion de Oferta de                    clause 4.6 wherein the Offered
      conformidad al parrafo (a)             Price shall be equal to the Third
      anterior, donde el Precio              Party Price and to provide
      Ofrecido debera ser igual al           therewith appropriate documentary
      Precio del Tercero y debera            evidence of (i) the Third Party
      acompanar evidencia                    Investor's identity, (ii) the
      documental apropiada de (i)            terms of its offer and (iii) its
      la identidad del Tercero               binding commitment in respect
      Inversionista, (ii) los                thereof. Thereupon, the Recipient
      terminos de su oferta y (iii)          Shareholder shall have again all
      la existencia de un                    the rights in paragraph (b) of
      compromiso vinculante                  this clause 4.6 provided that the
      respecto de esos terminos              Right of First Offer Exercise
      para el Tercero                        Period shall be reduced from sixty
      Inversionista. En virtud de            (60) days to ten (10) days. The
      ello, el Accionista Receptor           provisions of this paragraph (d)
      tendra de nuevo todos los              shall not apply to any sale by
      derechos establecidos en el            Paulaner of its Shares until after
      parrafo (b), de esta clausula          the third (3rd) anniversary of the
      4.6, reduciendose en todo              date of this Shareholders'
      caso el Plazo de Ejercicio de          Agreement.
      la Primera Opcion de Oferta,
      de sesenta (60) a diez (10)
      dias. Las disposiciones de
      este parrafo (d) no se
      aplicaran a ninguna venta de
      sus respectivas Acciones por
      parte de Paulaner hasta
      despues de cumplido el plazo
      de tres (3) anos contado
      desde la fecha de este
      instrumento.

4.7                                    4.7

(Esta clausula ha sido omitida         (This clause has been intentionally
intencionalmente)                      omitted)

4.8 La venta de Acciones que se        4.8 The sale of Shares to a Third Party
efectue a un Tercero Inversionista     Investor pursuant to clauses 4.5 and 4.6
en conformidad a las clausulas 4.5     herein shall be subject to the condition
y 4.6 de este instrumento estaran      that the Third Party Investor consent to
condicionadas a que este ultimo        be fully bound by the terms of this
acepte regirse integramente por los    Shareholders' Agreement, and assumes the
terminos del presente Pacto de         rights and the obligations of the
Accionistas, asumiendo todos los       Selling Shareholder as a Party to this
derechos y obligaciones del            Shareholders' Agreement, in writing and
Accionista Vendedor como Parte del     in form and substance reasonably
mismo, mediante un documento           acceptable to the Recipient Shareholder.
escrito, cuya forma y substancia       Upon such consent from the Third Party
sea razonablemente aceptable para      Investor and in the event that the sale
el Accionista Receptor. En el caso     of the Shares to the Third Party
de prestarse dicho consentimiento      Investor is consummated, the Selling
por el Tercero Inversionista y de      Shareholder shall be released of all
formalizarse la venta a este de las    obligations under this Shareholders'
Acciones, el Accionista Vendedor       Agreement and shall cease to be a Party
quedara liberado de toda obligacion    hereto.
respecto a este Pacto de
Accionistas dejando de ser Parte
del mismo.

Documento Final                    Exhibit 9.1                    Execution Copy

Venta de Paulaner a Heineken           Sale by Paulaner to Heineken

4.9 No obstante cualquier              4.9 Notwithstanding any provisions to
disposicion en contrario de este       the contrary in this Shareholders'
Pacto de Accionistas, Paulaner         Agreement, Paulaner may sell all (but
podra vender la totalidad, y solo      not less than all) of its Shares to
la totalidad, de sus Acciones a        Heineken upon seven (7) days written
Heineken, transcurridos siete (7)      notice to Quinenco subject to the
dias desde la entrega de un aviso      conditions set forth in clauses 4.10
por escrito a Quinenco, sujeto         through 4.12 below:
unicamente a las condiciones que se
establecen en las clausulas 4.10 a
4.12, que siguen.

4.10 Tal venta a Heineken debera       4.10 Such sale to Heineken shall occur
ocurrir a mas tardar dentro del        not later than the second anniversary of
segundo ano contado desde la fecha     the date of this Shareholders'
de este Pacto de Accionistas. En       Agreement; provided, however, that such
todo caso, este plazo se prorrogara    time period shall be extended by the
por el numero de dias que la venta     number of days the sale is delayed,
a Heineken se demore, posponga o       postponed or suspended by (i) any
suspenda por causa de (i) cualquier    regulatory approvals or governmental
aprobacion de un ente regulador o      actions in Chile or Argentina; or (ii)
de cualquier actuacion                 any injunction order or other legal
gubernamental en Chile o en            process which prohibits Heineken from
Argentina, o (ii) cualquier decreto    acquiring the Shares; provided however,
judicial u otro procedimiento legal    that if, for any reason, the sale to
que impida a Heineken adquirir las     Heineken has not been consummated in the
Acciones. Sin embargo, pasados que     manner provided for in clauses 4.9
sean tres anos desde la fecha del      through 4.15 on or before the third
presente Pacto de Accionistas, sin     anniversary of the date of this
que se haya formalizado y consumado    Shareholders' Agreement, such right
la venta a Heineken en la forma        shall become ipso facto void and
regulada por las clausulas 4.9 a       unenforceable and such sale shall in no
4.15, cualquiera que fuere la causa    event occur after the third anniversary
de ello, se producira la caducidad     of the date of this Shareholders'
ipso facto del respectivo derecho y    Agreement.
tal enajenacion ya no podra
llevarse a efecto despues de
vencido el tercer ano contado desde
la fecha del presente Pacto de
Accionistas.

4.11 Heineken debera hacerse Parte     4.11 Heineken shall become a Party to
de este Pacto de Accionistas en la     this Shareholders' Agreement as provided
forma dispuesta por la clausula 4.8    in clause 4.8 herein and shall confirm
de este instrumento y debera           in writing to Quinenco that it is not in
confirmar por escrito a Quinenco       breach of clause SIX herein; provided,
que no se encuentra en violacion de    that, notwithstanding anything to the
la clausula SEXTA, mas abajo. No       contrary in clause SIX, Heineken shall
obstante cualquier disposicion en      not be restricted from owning or holding
contrario de dicha clausula SEXTA,     directly or indirectly up to fifteen
Heineken podra mantener directa o      percent (15%) of the equity securities
indirectamente hasta un quince por     of Quilmes Industrial (Quinsa) S.A.,
ciento (15%) de las acciones de        Quilmes International (Bermuda) Ltd or
capital de Quilmes Industrial          their respective subsidiaries
(Quinsa) S.A., Quilmes                 (collectively "Quilmes") so long as (a)
International (Bermuda) Ltd o de       Heineken and its Affiliates (as defined
cualquiera de las respectivas          in clause 6.1 herein) (i) have no
filiales de estas (en adelante         representation on the boards of
denominadas colectivamente             directors of Quilmes, (ii) have no power
"Quilmes"), en tanto (a) Heineken y    to control or to decisively influence
sus Personas Relacionadas (segun       the management of Quilmes, and (b)
estas se definen en la clausula 6.1    Quilmes has no
mas abajo) (i) no tengan
representacion en los directorios
de

Documento Final                    Exhibit 9.1                    Execution Copy

Quilmes y (ii) no tengan el poder      right to produce, market, sell and/or
de controlar o de influir              distribute beer under a license from
decisivamente en la administracion     Heineken in the CCU Territories as
de Quilmes y (b) Quilmes no tenga      defined in clause 6.1, or (x) Heineken
los derechos de producir,              has given Quilmes irrevocable notice of
comercializar, vender o distribuir     the termination of any such rights of
cerveza bajo licencia de Heineken      Quilmes; (y) Heineken represents to
en los Territorios de CCU, segun       Quinenco that Quilmes has no legal right
estos se definen en la clausula 6.1    to challenge such termination; and (z)
o bien: (x) Heineken haya              such termination is effective within a
notificado irrevocablemente a          reasonable time to ensure the orderly
Quilmes la terminacion de              transition to CCU of the Heineken brand,
cualquiera de estos derechos de        but in any event not later than ninety
Quilmes; (y) Heineken asegure a        (90) days from the date Heineken becomes
Quinenco que Quilmes no tiene          a Party to this Shareholders' Agreement.
derecho legal a impugnar dicha
terminacion; y (z) dicha
terminacion produzca efecto dentro
del plazo razonablemente necesario
para asegurar la transicion
ordenada a CCU de la marca
Heineken, pero en todo caso a mas
tardar dentro de los noventa (90)
dias contados desde la fecha en que
Heineken pase a ser Parte de este
Pacto de Accionistas.

4.12 Heineken se obligara por          4.12 Heineken shall agree in writing
escrito para con Quinenco a que,       with Quinenco that, subsequent to such
posteriormente a dicha venta,          sale, Heineken shall grant to CCU (or
otorgara a CCU o a cualquiera de       any of its subsidiaries), subject to
las filiales de esta, sujeto a la      entering into a license agreement with
celebracion de un contrato de          CCU on Heineken's customary terms and
licencia con CCU bajo las              conditions, the exclusive right to
condiciones y terminos usuales de      produce, market, sell, and distribute
Heineken, el derecho exclusivo para    the Heineken brand in Chile and
producir, comercializar, vender y      Argentina, and shall not grant any
distribuir la marca Heineken en        license to the Heineken brand in Chile
Chile y Argentina y que no otorgara    or Argentina to any party other than CCU
licencia alguna de la marca            (or any of its subsidiaries) for so long
Heineken a terceros distintos de       as Heineken owns any Shares.
CCU (o cualquiera de sus filiales)
en Chile y Argentina mientras
Heineken mantenga cualesquiera
Acciones.

4.13 En caso que ocurra tal venta a    4.13 In the event of such sale to
Heineken, todas las referencias que    Heineken, all references to "Paulaner"
en las clausulas 4.1 (e) y 9.9 de      in clauses 4.1(e) and 9.9 shall be read
este Pacto de Accionistas se hacen     as references to "Heineken" without need
a "Paulaner", se entenderan hechas     for further amendment of this
a "Heineken" sin necesidad de          Shareholders' Agreement.
modificar el presente Pacto de
Accionistas.

4.14 No obstante lo establecido en     4.14 Notwithstanding the provisions of
la clausula 9.9 de este Pacto de       clause 9.9, within six (6) months after
Accionistas, dentro del plazo de       Heineken effectively becomes a Party to
seis (6) meses contado desde que se    this Shareholders' Agreement, it shall
consume la efectiva incorporacion      have the right to substitute, in lieu
de Heineken como Parte del presente    and place of those persons appointed by
Pacto de Accionistas, esta tendra      Paulaner, its appointees as Chairman of
el derecho de hacer reemplazar a       the Board of IRSA, as General Controller
las personas designadas a propuesta    of CCU and as CEO-Beer Chile of CCU
de Paulaner en los cargos de           under the terms and
Presidente del Directorio de IRSA,
Contralor

Documento Final                    Exhibit 9.1                    Execution Copy

General de CCU y Gerente General       conditions set forth in clause 9.9 of
Cervecera CCU Chile, por personas      this Shareholders' Agreement.
que al efecto proponga Heineken, en
las condiciones senaladas en la
clausula 9.9 de este Pacto de
Accionistas.

4.15 Quinenco hara sus mejores         4.15 Quinenco shall use its best efforts
esfuerzos para colaborar con           to assist Paulaner and Heineken in
Paulaner y Heineken en relacion con    connection with obtaining any
la obtencion de cualquier              governmental or other regulatory
aprobacion gubernamental o de          approvals required in connection with
organos regulatorios que se            any sale of Shares.
requiera respecto de cualquier
venta de acciones.

4.16                                   4.16

(Clausula 4.16 ha sido omitida         (Clause 4.16 has been intentionally
intencionalmente.)                      omitted.)

4.17                                   4.17

(Clausula 4.17 ha sido omitida         (Clause 4.17 has been intentionally
intencionalmente.)                     omitted.)

4.18                                   4.18

(Clausula 4.18 ha sido omitida         (Clause 4.18 has been intentionally
intencionalmente.)                     omitted.)

Prohibicion de Enajenar de Quinenco    Standstill on Transfers by Quinenco
(Standstill)

4.19 Hasta lo primero que ocurra       4.19 Until the earlier to expire of (i)
entre (i) el vencimiento del           the second (2nd) anniversary of the date
segundo (2(degree)) ano contado        of this Shareholders' Agreement or (ii)
desde la fecha de este instrumento     such time as Paulaner ceases to be a
o (ii) la fecha en que Paulaner        Party, Quinenco shall not Transfer any
deje de ser Parte de este Pacto de     Shares of IRSA to a Third Party.
Accionistas, Quinenco no podra
Transferir Acciones de IRSA a un
Tercero.

Venta a un accionista de CCU           Sale to a CCU Shareholder


4.20 No obstante cualquier             4.20 Notwithstanding anything to the
estipulacion en contrario contenida    contrary in this clause FOUR, the
en esta clausula CUARTA, las           following provisions shall apply in
siguientes reglas se aplicaran a       respect of any sale of Shares by any
cualquier venta de Acciones que        Party to any Third Party Investor which
haga cualquiera de las Partes a un     at the time of the sale is the record or
Tercero Inversionista que a la         beneficial holder of 2% or more of the
fecha de tal venta sea dueno del 2%    Securities of CCU (a "CCU Shareholder")
o mas del capital accionario de CCU    (such sale, a "Special Sale").
(el "Accionista CCU"); venta que se
denominara en adelante una "Venta
Especial".

a)    La Parte que quiera efectuar     a)    Any Party wishing to effect a
      una Venta Especial (el                 Special Sale shall give notice to
      "Accionista Vendedor") debera          the other Party (the Recipient
      dar a la otra Parte (el                Shareholder) containing all the
      "Accionista Receptor")

Documento Final                    Exhibit 9.1                    Execution Copy
      un aviso por escrito, el cual          information which otherwise would
      debera contener toda la                be required under clause 4.6(a),
      informacion que seria                  not less than sixty (60) days
      necesario proporcionar de              prior to the date of the proposed
      conformidad la clausula                Special Sale (the "Special Sale
      4.6(a) anterior, con una               Notice").
      anticipacion no inferior a
      sesenta (60) dias a la fecha
      en que se pretenda
      perfeccionar la Venta
      Especial (el "Aviso de Venta
      Especial")

b)    El Accionista Receptor tendra    b)    The Recipient Shareholder shall
      el derecho de optar, mediante          have the right, exercisable by
      comunicacion escrita que               written notice given within sixty
      debera entregar al Accionista          (60) days after receipt of the
      Vendedor dentro del plazo de           Special Sale Notice, to elect to:
      sesenta (60) dias contado
      desde la recepcion del Aviso
      de Venta Especial, entre las
      siguientes alternativas:

      (i)   exigir que sus propias           (i)   require that such Recipient
            Acciones sean incluidas                Shareholder's Shares be
            en dicha Venta                         included in such Special
            Especial, en la forma                  Sale in the manner provided
            estipulada en la                       in clause 4.21 below;
            clausula 4.21
            siguiente;

      (ii)  exigir que la Venta              (ii)  require as a condition to
            Especial quede sujeta a                such Special Sale that (a)
            las siguientes                         the CCU Shareholder
            condiciones: (a) que el                contribute its Securities of
            Accionista CCU aporte a                CCU to IRSA in exchange for
            IRSA la totalidad de                   newly issued Shares such
            sus respectivos Valores                that, after giving effect to
            de CCU, en pago de                     such contribution, the CCU
            Acciones de nueva                      Shareholder shall own Shares
            emision en una                         in such proportion as shall
            proporcion tal que, una                reflect the respective
            vez perfeccionado dicho                ownership of CCU shares by
            aporte, refleje la                     IRSA and the CCU Shareholder
            participacion                          immediately before such
            accionaria que IRSA y                  contribution; (b) the CCU
            el Accionista CCU                      Shareholder become a Party
            respectivamente tenian                 to this Shareholders'
            en CCU inmediatamente                  Agreement; and (c) the CCU
            antes de efectuado el                  Shareholder sell to the
            aporte; (b) que el                     Recipient Shareholder at the
            Accionista CCU se haga                 price per share and the
            Parte de este Pacto de                 other terms and conditions
            Accionistas; y (c) que                 contained in the Special
            el Accionista CCU le                   Sale Notice, such number of
            venda al Accionista                    Shares as is required for
            Receptor, en el mismo                  the Recipient Shareholder to
            precio por accion y en                 maintain its 50% ownership
            las mismas condiciones                 of IRSA; or
            y terminos contenidos
            en el Aviso de Venta
            Especial, el numero de
            Acciones que sea
            necesario para que el
            Accionista Receptor
            mantenga su 50% de la
            propiedad de IRSA; o

      (iii) exigir que el                    (iii) require that the CCU
            Accionista CCU deposite                Shareholder place all of its
            la totalidad de sus                    CCU Securities into an
            Valores de CCU en un                   irrevocable voting trust for
            "irrevocable voting                    so long as the CCU
            trust", y las mantenga                 Shareholder owns directly or
            en dicho "voting trust"                indirectly any Shares. The
            por todo el tiempo que                 trust shall
            el Accionista CCU

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                                                                              23


            sea directa o                          have two co-trustees: one
            indirectamente dueno de                trustee appointed by the CCU
            Acciones. El "trust"                   Shareholder and one trustee
            tendra dos                             appointed by the Recipient
            "co-trustees", siendo                  Shareholder, and the
            uno de los "trustees"                  co-trustees shall have joint
            designado por el                       power to vote such CCU
            Accionista CCU y el                    Securities. Each Party shall
            otro "trustee"                         cause the trustee it
            designado por el                       appoints to vote the CCU
            Accionista Receptor.                   Securities held in the trust
            Los "co-trustees"                      in all instances in the
            ejerceran los derechos                 manner indicated by the
            de voto que                            Board of IRSA. Any Transfer
            correspondan a los                     of Shares by the CCU
            respectivos Valores de                 Shareholder shall be subject
            CCU en virtud de un                    to the obligation of the CCU
            poder conjunto que se                  Shareholder to sell at the
            les conferira al                       same time all of its CCU
            efecto. Cada una de las                Securities held in trust,
            Partes hara que el                     which trust shall thus be
            "trustee" por ella                     dissolved.
            designado vote en todo
            caso por los
            respectivos Valores de
            CCU en la forma que
            decida el Directorio de
            IRSA. Cualquier
            Enajenacion de Acciones
            que hiciere el
            Accionista CCU estara
            sujeta a la obligacion
            de este de vender al
            mismo tiempo la
            totalidad de sus
            Valores de CCU
            mantenidos en deposito
            en el "trust", el cual,
            en tal caso, sera
            disuelto.

c)    En caso que el Accionista              c)    In the event that the
      Receptor no ejerza ninguna de                Recipient Shareholder fails
      las opciones establecidas en                 to exercise any of the
      el parrafo (b) precedente                    options set forth in
      dentro de los respectivos 60                 paragraph (b) above within
      dias, el Accionista Vendedor                 the stipulated 60 day
      podra libremente efectuar la                 period, the Selling
      Venta Especial.                              Shareholder will be entitled
                                                   to consummate the Special
                                                   Sale.

Derecho de "Tag-Along"                 Tag-Along Right

4.21 En el evento que una de las       4.21 In the event that a Selling
Partes (el "Accionista Vendedor")      Shareholder gives written notice of its
de un aviso escrito de su intencion    wish to sell its Shares to a Third Party
de vender sus Acciones a un Tercero    Investor pursuant to clauses 4.1(b) or
Inversionista en conformidad a las     4.6(a), the Recipient Shareholder shall
clausulas 4.1(b) o 4.6(a), el          then have the right, but not the
Accionista Receptor, tendra            obligation (in lieu of exercising its
entonces el derecho, sin que se        Right of First Refusal or its Right of
encuentre obligado a ello, de          First Offer) to elect that such Selling
optar, en vez de ejercer su Derecho    Shareholder be obligated to require the
de Primera Opcion de Compra (First     Third Party Investor to purchase
Refusal) o de Primera Opcion de        simultaneously with its purchase of
Oferta (First Offer), segun el         Shares from the Selling Shareholder all
caso, a exigir que el Accionista       of the Recipient Shareholder's Shares at
Vendedor requiera al Tercero           the same price per Share, and other
Inversionista para que                 terms and conditions as the Third Party
simultaneamente con la compra de       Investor intends to purchase from the
las Acciones del Accionista            Selling Shareholder; provided, however,
Vendedor, le compre tambien al         that the foregoing shall not apply to
Accionista Receptor la totalidad de    any sale of Shares by Paulaner effected
las Acciones de este ultimo, en el     on or before the third anniversary of
mismo precio por Accion y en las       the date of this Shareholders'
mismas condiciones y terminos que
la compra que el Tercero
Inversionista pretenda efectuar al

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              24


Accionista Vendedor. Sin embargo,      Agreement.
lo anterior no se aplicara a
cualquier venta de Acciones que
hiciere Paulaner, dentro de los
tres anos contados desde la fecha
de este Pacto de Accionistas.

El Accionista Receptor que quiera      A Recipient Shareholder wishing to
ejercer el derecho establecido en      exercise its rights under this clause
esta clausula 4.21 debera entregar     4.21 shall provide written notice to
al Accionista Vendedor una             that effect to the Selling Shareholder
comunicacion escrita al efecto,        within sixty (60) days from the date of
dentro del plazo de sesenta (60)       receipt of the original notice from the
dias desde la fecha de recepcion       Selling Shareholder.
del aviso original dado por el
Accionista Vendedor.

Cambio de Control                      Change of Control

4.22 En el caso que, con               4.22 If a Change of Control (as defined
posterioridad a la fecha de este       in clause 4.27) shall occur with respect
instrumento, ocurra un Cambio de       to any Party (the "Subject Party") after
Control (segun este se define en la    the date hereof, the other Party (the
clausula 4.27) respecto de             "Interested Party") may (but shall not
cualquiera de las Partes (la "Parte    be obligated to), at any time within the
Afectada"), esta debera dar un         ninety (90) day period following its
aviso por escrito a la otra Parte      receipt of written notice from the
del hecho de haberse perfeccionado     Subject Party of the closing of such
tal Cambio de Control. Dentro de       Change of Control, give written notice
los noventa (90) dias siguientes a     to the Subject Party of its interest to
la recepcion de dicho aviso, la        purchase all (but not less than all) of
otra Parte (la "Parte Interesada")     the Subject Party's Shares at the Fair
podra, sin estar obligada a ello,      Value (as defined in clause 4.24).
comunicar por escrito a la Parte
Afectada su interes en comprar la
totalidad de las Acciones de esta
ultima, al Justo Valor (segun este
se define en la clausula 4.24).

4.23 Dentro de los quince (15) dias    4.23 Each Party shall designate one
siguientes a la entrega que haga la    international investment banking firm
Parte Interesada a la Parte            within fifteen (15) days of the delivery
Afectada, de la comunicacion           by the Interested Party of its notice to
escrita descrita en la clausula        the Subject Party described in clause
4.22 precedente, cada Parte            4.22 above.
designara un banco de inversiones
internacional.

4.24 El "Justo Valor" sera el valor    4.24 "Fair Value" shall mean the value
que fijen, mediante opinion formal     as determined by the formal written
dada por escrito, los dos bancos de    opinion of the two international
inversion internacionales              investment banking firms appointed by
designados por las Partes en la        each Party as described in clause 4.23
forma descrita en la clausula 4.23     above. If such firms cannot agree on the
precedente. Si dichos bancos no se     Fair Value within forty-five (45) days
pusieren de acuerdo en el Justo        after the latter of them to be
Valor dentro de los cuarenta y         appointed, the two firms shall within
cinco (45) dias siguientes a la        ten (10) days after the end of such
fecha en que se haya designado el      45-day period, appoint a third such
ultimo de ellos, deberan, dentro de    firm, which must be independent of the
los diez (10) dias siguientes al       Parties (that is, not the firm
vencimiento del plazo anterior de      principally used by either of them), and
45 dias, designar un tercer banco      share the results of their individual
de inversiones internacional, el       valuation analyses with such third firm.
cual debera ser independiente de       Within thirty (30) days after its
las Partes, esto es, no ser la
empresa que principalmente ocupe
cualquiera de

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              25


ellas. Los dos primeros bancos         appointment, such third firm shall
deberan compartir con el tercer        select the valuation of one of the
banco los resultados de sus            original two firms as the more
evaluaciones y analisis                appropriate determination of Fair Value,
individuales. Dentro de los treinta    and such determination of Fair Value
(30) dias siguientes a la              shall be final and conclusive. Any costs
designacion del tercer banco, este     of compensating such third firm shall be
elegira la evaluacion hecha por uno    borne equally by the Parties. The
de los dos bancos originales como      Parties shall cause (a) IRSA to make
la mejor determinacion del Justo       available to each of the investment
Valor y esta sera entonces la          banking firms participating in the
determinacion final y definitiva.      determination of Fair Value all data,
Todos los costos de remunerar a        financial statements, records, reports
este tercer banco seran soportados     and any other information reasonably
en partes iguales por cada Parte.      requested by such firms and permitted by
Las Partes obtendran que (a) IRSA      applicable law, for use in connection
proporcione a cada uno de los          with such determination; and (b) the
bancos de inversion que participen     management of IRSA to cooperate and be
en la determinacion del Justo Valor    available for all necessary
todos los datos, estados               consultations and discussions with such
financieros, archivos, informes y      firms, subject to reasonable
toda otra informacion que              arrangements to protect the
razonablemente requieran dichos        confidentiality of such information and
bancos y que la ley vigente            to applicable law.
permita, para utilizarlos en
relacion con tal determinacion; y
(b) la administracion de IRSA
coopere y este disponible para las
consultas y discusiones que sean
necesarias con los bancos, sujeto a
que se adopten las medidas
razonables para proteger la
confidencialidad de tal informacion
y a las leyes vigentes.

4.25 Dentro de los diez (10)           4.25 Within ten (10) days of the
siguientes a la determinacion del      determination of Fair Value, the
Justo Valor, la Parte Interesada       Interested Party shall give written
debera dar un aviso escrito de su      notice of whether or not it wishes to
eleccion de comprar las Acciones de    purchase the Subject Party's Shares at
propiedad de la Parte Afectada, al     the Fair Value as determined in
Justo Valor determinado de             accordance with clause 4.24 above. Upon
conformidad con la clausula 4.24       such election to purchase, the
precedente. En virtud de esta          Interested Party shall be obligated to
eleccion de compra, la Parte           purchase, and the Subject Party shall be
Interesada quedara obligada a          obligated to sell its Shares at the Fair
comprar y la Parte Afectada quedara    Value at a closing to be held no later
obligada a vender al Justo Valor       than the sixtieth (60th) day after
las Acciones de propiedad de esta      delivery of such notice; provided,
ultima. Dicha compraventa debera       however, that the expiration of this 60
quedar perfeccionada a mas tardar      day period shall not affect the right of
dentro de los sesenta (60) dias        the Parties to request specific
contados desde la entrega de dicho     performance of this obligation.
aviso. En todo caso, el vencimiento
de este plazo de 60 dias no
afectara el derecho de las Partes
de exigir el cumplimiento de esta
obligacion.

4.26 En la fecha en que se             4.26 At the closing of a purchase of
perfeccione la compraventa de las      Shares, the Subject Party shall deliver
Acciones, la Parte Afectada debera     to the Interested Party certificates
entregar a la Parte Interesada los     representing the Shares duly endorsed
necesarios traspasos de las            for transfer, and accompanied by all
Acciones debidamente otorgados y       requisite stock transfer forms, and the
las Partes obtendran que IRSA          Parties shall cause IRSA to register
inscriba dichos traspasos en su        such transfer in IRSA's
Registro de Accionistas. Todas las

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              26


Acciones que se compren de             Stockholders' Registry Book. Any Shares
conformidad con las clausulas 4.22     purchased pursuant to clauses 4.22
a 4.27, deberan estar libres de        through 4.27 shall be free and clear of
toda prenda, pretension, opcion,       any and all liens, claims, options,
carga, gravamen, "voting trust",       charges, encumbrances, voting trusts,
poderes irrevocables y otros           irrevocable proxies or other rights of
derechos de cualquier clase o          any kind or nature (other than those
naturaleza, que no sean los creados    created by this Shareholders' Agreement)
en virtud de este Pacto de             and at the closing of the purchase the
Accionistas; todo lo cual debera       Subject Party shall represent and
declarar y garantizar la Parte         warrant to such effect.
Afectada en la fecha en que se
perfeccione la compraventa de las
respectivas acciones.

4.27 "Cambio de Control" significa     4.27 "Change of Control" means any event
cualquier hecho o conjunto de          or series of events by which a Party's
hechos en virtud de los cuales los     Control Persons (a) cease to own,
Controladores de la respectiva         directly or indirectly more than 50% of
Parte (a) pierdan la propiedad,        the total voting power of the capital
directa o indirecta, de mas del 50%    stock of such Party; or (b) no longer
de los derechos de voto del capital    hold the power, directly or indirectly,
accionario de dicha Parte o (b)        to direct or cause the direction of the
pierdan el poder de dirigir,           management and policies of such Party.
directa o indirectamente, la           "Control Persons" means with respect to
administracion y las politicas de      (i) Quinenco, members of the Luksic
dicha Parte. "Controladores"           family or a foundation that is
significa, respecto a (i) Quinenco,    controlled by, or a majority in interest
miembros de la familia Luksic o una    of the beneficiaries of which are,
fundacion que sea controlada por       members of the Luksic family; (ii)
miembros de la familia Luksic o en     Paulaner, members of the Schorghuber
la cual el interes mayoritario de      family; (iii) Heineken, members of the
sus beneficiarios corresponda a        Heineken family; and (iv) any other
miembros de la familia Luksic; (ii)    Party after the date hereof, such person
Paulaner, miembros de la familia       or persons which effectively control
Schorghuber; (iii) Heineken,           such Party at such date.
miembros de la familia Heineken; y
(iv) cualquier otra persona que
llegue a ser Parte con
posterioridad a la fecha de este
instrumento, la o las personas que
efectivamente controlen a dicha
Parte.

Enajenacion a una Sociedad Holding     Transfer to a Qualified Holding Company
Calificada

4.28 Ninguna estipulacion de este      4.28 Nothing in this Shareholders'
Pacto de Accionistas sera              Agreement shall be construed as
interpretada en el sentido de          restricting a Party from making a
restringir el derecho de una Parte     Transfer of its Shares to a Qualified
de Enajenar sus Acciones a una         Holding Company of such Party; provided,
Sociedad Holding Calificada de         however that any Transfer of shares of
dicha Parte. No obstante lo            such Qualified Holding Company by such
anterior, toda Enajenacion de          Party shall thereafter be deemed to be a
acciones de tal Sociedad Holding       Transfer of Shares and shall be subject
Calificada por dicha Parte sera        to the provisions of this Shareholders'
considerada, desde ahi en adelante,    Agreement, in particular, clauses TWO
como una Enajenacion de Acciones y     and FOUR. "Qualified Holding Company"
como tal, estara sujeta a las          means a company of which a Party holds
estipulaciones de este Pacto de        and at all times agrees to maintain
Accionistas; en especial, sus          directly or indirectly not less than
clausulas SEGUNDA y CUARTA.            seventy five and one-tenth percent
"Sociedad Holding Calificada"          (75.1%) of the voting rights and
significa una sociedad en que la       economic
respectiva Parte mantiene, y se
obliga a mantenter, en todo
momento, directa o

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                                                                              27


indirectamente, al menos un setenta    with such Party agrees to be bound by
y cinco coma uno por ciento (75,1%)    all of the terms and provisions of this
de los derechos de voto e interes      Shareholders' Agreement; provided,
economico y que conjuntamente con      however, that no voting rights or
dicha Parte conviene en obligarse a    economic interests and which jointly
todos los terminos y clausulas de      interests of any Qualified Holding
este Pacto de Accionistas. En todo     Company of any Party may at any time be
caso, ningun derecho de voto o         owned, directly or indirectly, by any
interes economico en cualquier         Prohibited Transferee as defined in
Sociedad Holding Calificada de         clause 6.4, and further provided that
cualquiera de las Partes podra         the voting rights or economic interests
pertenecer directa o indirectamente    in a Qualified Holding Company owned by
a un Adquirente Prohibido, segun se    a Third Party shall be in the nature
define en la clausula 6.4. Ademas,     solely of a passive investment and shall
los derechos de voto o interes         not entitle such Third Party, as a
economico en una Sociedad Hoilding     matter of law or by contract, to (i)
Calificada que pertenezcan a un        exercise any right to veto or consent to
Tercero deberan tener                  any action by the Qualified Holding
exclusivamente el caracter de una      Company in respect of its ownership in
inversion pasiva y no daran derecho    IRSA (or indirectly through IRSA, in
a tal Tercero, ya sea en virtud de     CCU), or (ii) have or obtain
la ley o de la convencion a (i)        representation on the governing bodies
ejercer derecho de veto o de           of the Qualified Holding Company, IRSA
consentimiento alguno, respecto de     or CCU.
cualquier actuacion de la Sociedad
Holding Calificada, en relacion a
su participacion en IRSA o
indirectamente, a traves de IRSA,
en CCU o (ii) tener u obtener
representacion en los organos de
administracion de la Sociedad
Holding Calificada, de IRSA o de
CCU.

Procedimiento en caso de producirse    Procedure in the Event of Deadlock
Desacuerdos (Deadlock)

QUINTO:                                FIVE:

En caso que las Partes no puedan       In the event that the Parties cannot
ponerse de acuerdo con respecto a      reach agreement in respect of any matter
cualquier materia en que se            requiring action by the Board of IRSA or
requiera de una actuacion por parte    CCU, or on any matter requiring action
del Directorio de IRSA o de CCU, o     by IRSA as a shareholder of CCU, any
en una materia en que se requiera      Party may, by written notice to the
de una actuacion de IRSA en su         other Party(ies), declare a "Deadlock"
caracter de accionista de CCU,         (Desacuerdo). Upon such declaration, the
cualquiera de las Partes podra         matter or action which is the subject of
declarar un "Desacuerdo" por           the Deadlock, shall be conclusively
escrito a la(s) otra(s) Parte(s).      deemed rejected, the shares of IRSA
Declarado que fuere un Desacuerdo,     shall be voted against the adoption of
la materia en que este incida se       such action and such action shall not be
considerara como definitvamente        approved or carried out.
rechazada, las acciones de
propiedad de IRSA votaran en contra
de la realizacion de la actuacion
correspondiente y esta no se
aprobara ni llevara adelante.

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              28

Obligacion de no competir              Non-competition

SEXTO:                                 SIX:

6.1 Salvo por lo estipulado en la      6.1 Except as provided in clause 4.11,
clausula 4.11, cada una de las         each Party agrees that, for so long as
Partes se obliga a que mientras sea    it owns any Securities of IRSA, it and
duena de cualesquiera Valores de       its Affiliates (as defined herein) (a)
IRSA, ni ella ni ninguna de sus        shall not in Chile and Argentina
Personas Relacionadas (segun se        (collectively, the "CCU Territories")
define en este instrumento) (a)        produce, market, sell, import, license,
producira, comercializara, vendera,    or distribute any alcoholic or
importara, licenciara o distribuira    non-alcoholic beverage products (the
bebidas alcoholicas o anlacoholicas    "Products"); (b) shall not acquire or
(los "Productos") en Chile o en        maintain any direct or indirect
Argentina (colectivamente los          ownership or any other economic interest
"Territorios de CCU"); y (b)           in any person or business (other than
adquirira o mantendra directa o        IRSA or CCU as permitted in this
indirectamente propiedad u otro        Shareholders' Agreement) which (i)
interes economico en cualquier         derives a majority of its consolidated
persona o negocio, distinto de IRSA    gross revenues from the production,
o CCU segun se permite en este         marketing, licensing, importation sale
Pacto de Accionistas, que (i)          or distribution of the Products in the
obtengan la mayor parte de sus         CCU Territories or (ii) is engaged in
ingresos brutos consolidados de la     production, marketing, importation,
produccion, comercializacion,          licensing, sale or distribution of the
licenciamiento, importacion, venta     Products, and the majority of the
o distribucion de los Productos en     consolidated assets of which are located
los Territorios de CCU o (ii)          in the CCU Territories; and (c) shall
participen en la produccion,           use its reasonable efforts to cause any
comercializacion, licenciamiento,      person which is not an Affiliate and in
importacion, venta o distribucion      which it holds a direct or indirect
de los Productos y la mayoria de       ownership interest of twenty percent
sus activos consolidados se            (20%) or more not to take any of the
encuentren situados en los             actions set forth in (a) or (b) above.
Territorios de CCU. Igualmente, en     No Party shall provide any technical
las mismas circunstancias, las         assistance with respect to Products in
Partes y sus Personas Relacionadas     the CCU Territories except to CCU. As
deberan emplear sus esfuerzos          used in this Shareholders' Agreement, an
razonables para obtener que            "Affiliate" of any Party means any
cualquier persona que no sea una       person or entity which directly or
Persona Relacionada y en la cual       indirectly (i) controls such Party; (ii)
mantenga una participacion directa     is controlled by such Party or in which
o indirecta igual o superior al        a Party otherwise exercises decisive
veinte por ciento (20%) se abstenga    management influence; or (iii) is under
de llevar adelante cualquiera de       common control with such Party.
las acciones senaladas
precedentemente bajo (a) o (b).
Ninguna de las Partes proveera
cualquier tipo de asistencia
tecnica respecto de los Productos
en los Territorios de CCU, salvo a
la propia CCU. Para los efectos de
este Pacto de Accionistas, "Persona
Relacionada" de cualquiera de las
Partes significa cualquier persona
o entidad que directa o
indirectamente (i) controle a dicha
Parte; (ii) sea controlada por
dicha Parte o en cuya
administracion esta tenga
influencia decisiva; o (iii) se
encuentre bajo control comun con
dicha Parte.


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                                                                              29


Expansion Regional                     Regional Expansion

6.2 Cada una de las Partes se          6.2 Each Party agrees that, for so long
obliga a que, mientras sea duena de    as it owns any Securities of IRSA, in
cualesquiera Valores de IRSA, en el    the event that the Party (or any of its
evento que ella o cualquiera de sus    Affiliates) identifies a business
Personas Relacionadas identifique      opportunity to (a) engage in any new
una oportunidad de negocio para (a)    line of business relating to the
participar en cualquier nueva linea    production, licensing, marketing, sale,
de negocio relacionada con la          importation or distribution of the
produccion, licenciamiento,            Products in Uruguay, Paraguay, Bolivia
comercializacion, venta,               and any other Latin American country as
importacion o distribucion de los      may be agreed between the Parties from
Productos en Uruguay, Paraguay,        time to time (collectively, the "Other
Bolivia y cualquier otro pais de       Territories"); or (b) to acquire a
America Latina que las Partes          direct ownership interest in any person
acuerden en el futuro                  or business which (i) derives a majority
(colectivamente los "Otros             of its consolidated gross revenues from
Territorios"); o (b) adquirir una      the production, licensing, marketing,
participacion directa en la            importation, sale or distribution of the
propiedad de cualquier persona o       Products in the Other Territories or
negocio que (i) obtenga la mayor       (ii) is engaged in production,
parte de sus ingresos brutos           licensing, marketing, importation, sale
consolidados de la produccion,         or distribution of the Products and the
licenciamiento, comercializacion,      majority of the consolidated assets of
importacion, venta o distribucion      which are located in the Other
de los Productos en los Otros          Territories, (an "Opportunity") which
Territorios, o (ii) participe en la    the Party wishes to pursue, the Party
produccion, licenciamiento,            shall first offer or cause its Affiliate
comercializacion, importacion,         to offer to CCU the Opportunity in the
venta o distribucion de los            place of, or jointly with, such Party or
Productos y la mayoria de sus          its Affiliate. The Parties shall cause
activos consolidados se encuentren     CCU to respond promptly to such
situados en los Otros Territorios      Opportunity.
(una "Oportunidad"), que la Parte
desee llevar adelante, esta debera
primero ofrecer la Oportunidad a
CCU o, en su caso, obtener que su
Persona Relacionada haga lo mismo,
para que sea CCU la que lleve
adelante la Oportunidad, ya sea por
si sola o en conjunto con la
respectiva Parte o su Persona
Relacionada. Las Partes obtendran
que CCU responda oportunamente a
dicha Oportunidad.

En el evento que CCU opte por          In the event that CCU elects to pursue
llevar adelante y complete la          and completes the transaction offered in
transaccion ofrecida en la             the Opportunity, the Parties shall
Oportunidad, las Partes estaran en     thereafter be prevented from competing
lo sucesivo impedidas de competir      with CCU as set forth in clause 6.1. In
con CCU, en la forma estipulada en     the event that CCU declines or fails to
la clausula 6.1. En el evento que      diligently pursue the Opportunity, the
CCU rechace la Oportunidad o que no    proposing Party may, upon written notice
la lleve adelante en forma             to CCU pursue and complete the
diligente, la Parte proponente         Opportunity without the participation of
podra, despues de haber notificado     CCU.
por escrito a CCU, llevar adelante
dicha Oportunidad sin la
participacion de CCU.

6.3 Las estipulaciones de las          6.3 The provisions of clause 6.1
clausulas 6.1 y 6.2 precedentes        and 6.2 are intended solely to govern
solo tienen por objeto regular las     the relationship between the Parties and
relaciones entre las Partes y nada     nothing therein is intended nor
en ellas puede

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                                                                              30


interpretarse ni tiene por objeto      shall be deemed to create any legal
crear derechos legales en beneficio    rights to the benefit of, or which can
de CCU o que esta pueda hacer          be enforced by CCU.
cumplir.

Enajenaciones Prohibidas               Prohibited Transfers

6.4 No obstante cualquier              6.4 Notwithstanding anything to the
disposicion en contrario de este       contrary in this Shareholders'
Pacto de Accionistas, ni Quinenco      Agreement, Quinenco (or any Qualified
ni cualquier Sociedad Holding          Holding Company of Quinenco) shall not
Calificada de esta, podran Enajenar    Transfer any of its Shares to Companhia
cualesquiera Acciones de su            De Bebidas Das Americas (Ambev),
propiedad a Companhia De Bebidas       Interbrew SA, and/or SABMiller PLC, and
Das Americas (Ambev) y/o Interbrew     their respective Affiliates, and other
SA y/o SABMiller PLC, como tampoco     third parties as may be agreed from time
a cualquiera de sus Personas           to time (each a "Prohibited Transferee"
Relacionadas o a otros terceros que    and collectively, "Prohibited
las Partes puedan acordar en el        Transferees"). The provisions of this
futuro (cada uno un "Adquirente        clause 6.4 are solely for the benefit of
Prohibido" y colectivamente            Paulaner, and Heineken if and when it
"Adquirentes Prohibidos"). La          becomes a Party.
estipulacion de esta clausula 6.4
cede exclusivamente en beneficio de
Paulaner y Heineken, en caso que
esta ultima llegare a ser Parte de
este Pacto de Accionistas.

Deber de Confidencialidad              Confidentiality Obligation

SEPTIMO:                               SEVEN:

7.1 Las Partes se obligan a            7.1 The Parties undertake to cooperate
cooperar de buena fe en el             in good faith in the performance of
cumplimiento de sus obligaciones       their obligations pursuant to this
conforme a este Pacto de               Shareholders' Agreement in accordance
Accionistas, teniendo a la vista       with the objectives contemplated herein.
los objetivos contemplados en el.

7.2 Las Partes se obligan              7.2 The Parties agree to maintain strict
reciprocamente a mantener estricta     confidentiality regarding the businesses
confidencialidad respecto de los       and commercial secrets of the other
negocios y secretos comerciales de     Party revealed to them as a result of
la otra Parte de que se impongan       this Shareholders' Agreement, during its
con motivo del presente Pacto de       term and after its termination. This
Accionistas, durante la vigencia       obligation shall not be applicable to
del mismo y despues de su termino.     those issues that must be reported to
Esta obligacion no se aplicara a       the authorities or must be disclosed in
las materias que deban informarse a    accordance with applicable laws.
autoridades o hacerse publicas de
acuerdo con las leyes aplicables al
efecto.

Relaciones legales entre las Partes    Legal relationships between the Parties
y CCU                                  and CCU

OCTAVO:                                EIGHT:

Las Partes acuerdan que sus            The Parties hereby agree that their
relaciones contractuales o de          contractual or business relationships
negocios con CCU seran                 with CCU shall always be

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                                                                              31


siempre en condiciones de equidad     carried out on arm's length conditions
similares a la que habitualmente      similar to those normally prevailing in
prevalecen en el mercado.             the market.

Reglas generales                      General Rules

NOVENO:                               NINE:

9.1 Las reuniones del Directorio de   9.1 The meetings of the Board of IRSA
IRSA se llevaran a cabo en ingles,    shall be conducted in English, unless
salvo que todos los directores        all of the directors attending speak
asistentes dominen el idioma          Spanish, in which case they shall be
espanol, en cuyo caso se celebraran   conducted in Spanish. Without prejudice
en espanol. Sin perjuicio del         to the language in which the meetings
idioma en que se lleven a cabo las    take place, the minutes of the meetings
reuniones, las actas de las           shall be executed in Spanish, and the
sesiones se extenderan en espanol,    secretary to the Board shall translate
debiendo el secretario del            such minutes into English before their
directorio traducir dichas actas al   signature. The English translations
ingles antes de su firma. Las         shall be attached as annexes to the
traducciones al ingles se agregaran   relevant minutes.
como anexo de las actas
respectivas.

9.2 Toda notificacion o               9.2 All notices or communications that
comunicacion que deban darse o        must be delivered or performed in
practicarse conforme a este Pacto     accordance with this Shareholders'
de Accionistas debera hacerse por     Agreement shall be made in writing, in
escrito, en idioma espanol o          Spanish or in English, and shall be
ingles, y se entendera validamente    deemed validly sent or performed if made
enviada o practicada si es            by means of certified mail,
efectuada por correo certificado,     international courier or faxed to the
courier internacional o enviada por   relevant Party at the following address:
telefax a la Parte pertinente del
Pacto de Accionistas al siguiente
domicilio:

QUINENCO S.A.                         QUINENCO S.A.
Enrique Foster Sur 20, piso 14,       Enrique Foster Sur 20, piso 14, Las Condes
Las Condes                            Santiago, Chile
Santiago, Chile                       Fax: 56-2-750 7101
Telefax: +56-2-750 7101               TO:  Mr. Guillermo Luksic Craig and
Atencion: Sr. Guillermo                    Mr. Andronico Luksic Craig and
          Luksic Craig y                   Mr. Francisco Perez Mackenna.
          Sr. Andronico
          Luksic Craig y
          Sr. Francisco
          Perez Mackenna.

Con copia a su abogado Sr. Manuel     With copy to its legal
Jose Noguera Eyzaguirre, del mismo    counsel Mr. Manuel Jose
domicilio, telefax +56-2-245 6240.    Noguera Eyzaguirre, at the
                                      same address, telefax
                                      +56-2-245 6240.

FHI FINANCE HOLDING INTERNATONAL      FHI FINANCE HOLDING INTERNATONAL
B.V. / SCHORGHUBER STIFTUNG & CO.     B.V./SCHORGHUBER STIFTUNG &
HOLDING K.G.                          CO. HOLDING
Denninger Strasse 165                 K.G. Denninger Strasse 165
81925 Munchen, Alemania               81925 Munchen, Germany
Telefax: +49-89-923 8453              Telefax: +49-89-923 8453
Atencion: Dr. Johannes Bauer,         Attention: Dr. Johannes Bauer, Manager
          Gerente


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                                                                              32


          Dr. Klaus Naeve, Gerente                Dr. Klaus Naeve, Manager

Con copia a sus abogados Philippi,     With copy to their legal counsel
Yrarrazaval, Pulido, Langlois &        Philippi, Yrarrazaval, Pulido, Langlois
Brunner, atencion Sra.Laura Novoa,     & Brunner. Att. Ms. Laura Novoa, Moneda
Moneda 970, piso 12, Santiago,         970, piso 12, Santiago, Chile, telefax
Chile. Telefax: +56-2-364 3798.        +56-2-364 3798.

9.3 Esta convencion representa el      9.3 This agreement constitutes the
Pacto de Accionistas integro entre     entire Shareholders' Agreement between
las Partes con relacion a las          the Parties in connection with the
materias estipuladas en el mismo y     issues provided herein. It also replaces
reemplaza y se sobrepone a             and supersedes any other Shareholders'
cualquier otro Pacto de Accionistas    Agreement or any understanding between
o entendimiento entre ellas, con       them in connection to these matters.
relacion a tales materias, los
cuales quedan sin efecto a contar
de esta fecha.

9.4 No existen otros convenios         9.4 There are no other oral or written
orales o escritos con respecto a       agreements regarding the issues dealt
las materias tratadas en el            with herein. All modifications and
presente instrumento. Todas las        amendments to this Shareholders'
modificaciones y enmiendas a este      Agreement shall be made in writing. Said
Pacto de Accionistas deberan           modifications and amendments shall be
constar por escrito. Tales             executed by duly authorized
modificaciones y enmiendas deberan     representatives of each Party.
ser suscritas por representantes de
cada Parte, debidamente
autorizados.

Ninguna de las Partes celebrara        No Party shall have or make, nor permit
cualquier convencion, acuerdo o        any of the persons appointed by it to
entendimiento con cualquier persona    serve as a director of IRSA or CCU to
o entidad que no sea Parte de este     have or make, any agreement, arrangement
Pacto de Accionistas, relativo al      or understanding with any person or
ejercicio del derecho a voto           entity which is not a Party in respect
correspondiente a las acciones en      of the voting of shares of IRSA or CCU.
IRSA o en CCU, como tampoco
permitira que cualquier persona
designada por la respectiva Parte
para servir como director de IRSA o
CCU tenga o celebre alguno de
dichos actos.

9.5                                    9.5

(Esta clausula es derogada.)           (This clause has been deleted.)

9.6 Si cualquiera clausula de este     9.6 If any part of this Shareholders'
Pacto de Accionistas fuera             Agreement is to be declared void and
declarada nula y no ejecutable, las    unenforceable, the Parties shall make
Partes haran todas las enmiendas       all amendments necessary to overcome
necesarias para superar tal            such nullity or lack of enforceability.
invalidez o falta de                   The validity of the remainder of the
ejecutabilidad. La validez del         clauses of this Shareholders' Agreement
resto de las clausulas de este         shall not be affected by the nullity or
Pacto de Accionistas no se vera        unenforceability that may affect any
afectada por la invalidez o            part hereof.
inejecutabilidad que afecte a una
de sus clausulas.


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                                                                              33


9.7 En la medida que no se acuerde     9.7 Unless otherwise agreed in writing
algo diferente por las Partes, por     by the Parties, all payments and
escrito, todos los pagos y entrega     delivery of documents to be made in
de documentos que deban efectuarse     accordance with this Shareholders'
conforme a este pacto de               Agreement shall take place at the
Accionistas se realizaran en los       following locations and addresses, as
lugares y domicilios que a             applicable:
continuacion se indican para cada
caso:

a) Si es Munchen:                      a) If in Munchen:
Schorghuber Stiftung & Co.             Schorghuber Stiftung & Co.
Holding KG                             Holding KG
Denninger Strasse 165                  Denninger Strasse 165
81925 Munchen, Alemania                81925 Munchen, Germany
Telefax: +49-89-923 8453               Telefax: +49-89-923 8453

b) Si es Santiago                      b) If in Santiago
Enrique Foster Sur N(degree) 20,       Enrique Foster Sur No. 20, piso 14,
piso 14,                               Las Condes,
Las Condes                             Santiago, Chile
Santiago, Chile                        Telephone: +56-2-750 7323
Telefono: +56-2-750 7323               Telefax:   +56-2-245 6240
Telefax: +56-2-245 6240

9.8 Todos los cambios de               9.8 Any changes to the addresses, or
domicilios, telefonos o fax            telephone or fax numbers declared by the
declarados por las Partes en este      Parties herein shall be communicated by
Pacto de Accionistas deberan ser       them by means of a certified letter or
comunicados por cada una de ellas      international courier.
por carta certificada o enviada por
courier internacional.

En tanto dicha notificacion de         As long as such notice of change is not
cambio no fuere efectuada, se          made, the addresses, telephone and fax
entenderan validos para todos los      numbers stated herein shall be deemed
efectos que hubiere lugar, aquellos    valid for the purposes of this
domicilios, telefonos y fax            Shareholders' Agreement.
declarados en este Pacto de
Accionistas.

Administracion de CCU                  Management of CCU

9.9 Las Partes se obligan a adoptar    9.9 The Parties shall take all necessary
todas las medidas necesarias que la    action as permitted by law to cause the
ley permita para lograr la eleccion    election of the persons nominated to
de las personas que se designan        their respective offices, as follows:
para los respectivos cargos, de la
forma que se indica a continuacion:

a)    Presidentes de los               a)    Chairmen of the Boards of CCU and
      Directorios de CCU e IRSA              IRSA

(i)   Mientras Quinenco o una de       (i)   For so long as Quinenco or a
      sus Sociedades Holding                 Qualified Holding Company of
      Calificadas mantenga la                Quinenco owns 50% of IRSA, the
      propiedad de un 50% de IRSA,           Parties shall cause to be
      las Partes obtendran que sea           designated as Chairman of the CCU
      designado como Presidente del          Board a

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                                                                              34


      Directorio de CCU un Director          Director nominated by Quinenco,
      nominado por Quinenco con el           with the consent of Paulaner,
      acuerdo de Paulaner, el que            which consent shall not be
      no sera denegado sin una               unreasonably withheld.
      causa que razonablemente lo
      justifique.

(ii)  Mientras Paulaner mantenga la    (ii)  For so long as Paulaner owns 50%
      propiedad de un 50% de IRSA,           of IRSA, the Parties shall cause
      las Partes obtendran que sea           to be designated as Vice Chairman
      designado como Vicepresidente          of the CCU Board a Director
      del Directorio de CCU un               nominated by Paulaner, with the
      Director nominado por                  consent of Quinenco, which consent
      Paulaner con el acuerdo de             shall not be unreasonably
      Quinenco, el que no sera               withheld.
      denegado sin una causa que
      razonablemente lo justifique.

(iii) El Presidente del Directorio     (iii) The Chairman of the Board of IRSA
      de IRSA y el Gerente General           and the General Manager of IRSA
      de IRSA seran designados por           will be designated by each Party
      cada Parte, respectivamente            respectively (with the consent of
      (con el acuerdo de la otra             the other Party, which consent
      Parte, el que no sera                  shall not be unreasonably
      denegado sin una causa que             withheld) alternately on a
      razonablemente lo justifique)          rotating basis for three years,
      alternativamente y en forma            with the first Chairman of IRSA
      rotativa, cada tres anos,              nominated by Paulaner and the
      siendo el primer Presidente            first IRSA General Manager
      de IRSA designado por                  appointed by Quinenco.
      Paulaner y el primer Gerente
      General de IRSA designado por
      Quinenco.

b)    Gerente General                  b)    Chief Executive Officer (Gerente
                                             General)

Mientras Quinenco o una de sus         For so long as Quinenco or a Qualified
Sociedades Holding Calificadas         Holding Company of Quinenco owns 50% of
mantenga la propiedad de un 50% de     IRSA, the Parties shall cause to be
IRSA, las Partes obtendran que sea     designated as the Chief Executive
designado como Gerente General de      Officer ("CEO") of CCU the individual
CCU una persona nominada por           proposed by Quinenco with the consent of
Quinenco con el acuerdo de             Paulaner, which consent shall not be
Paulaner, el que no sera denegado      unreasonably withheld.
sin una causa que razonablemente lo
justifique.

c)    Contralor General                c)    General Controller (Contralor
                                             General)

Mientras Paulaner mantenga la          For so long as Paulaner owns 50% of
propiedad de un 50% de IRSA, las       IRSA, the Parties shall cause to be
Partes obtendran que sea designado     designated as the General Controller
como Contralor General de CCU          ("GC") of CCU (having responsibilities
(cargo que tendra responsabilidades    consistent with those currently
consistentes con aquellas que tiene    exercised by the individual occupying
la persona que ocupa actualmente       such position) the individual proposed
dicho cargo) una persona nominada      by Paulaner, with the consent of
por Paulaner con el acuerdo de         Quinenco, which consent shall not be
Quinenco, el que no sera denegado      unreasonably withheld.
sin una causa que razonablemente lo
justifique.

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d)    Gerente General Cervecera CCU    d)    CEO-Beer Chile (Gerente General
      Chile                                  Cervecera CCU Chile)

Mientras Paulaner mantenga la          For so long as Paulaner owns 50% of
propiedad de un 50% de IRSA, las       IRSA, the Parties shall cause to be
Partes obtendran que sea designado     designated as the CEO Beer-Chile the
como Gerente General Cervecera CCU     individual proposed by Paulaner, with
Chile una persona nominada por         the consent of Quinenco, which consent
Paulaner con el acuerdo de             shall not be unreasonably withheld.
Quinenco, el que no sera denegado
sin una causa que razonablemente lo
justifique.

e)    Remocion de Ejecutivos           e)    Removal of Officers

En relacion al Gerente General, el     With respect to each of the CEO,
Contralor General y el Gerente         the GC and the CEO-Beer Chile, the
General Cervecera CCU Chile, las       Parties shall cause the Board of CCU to
Partes obtendran que el Directorio     establish annual targets and goals
de CCU establezca objetivos y metas    appropriate to their respective
anuales apropiadas para sus            functions and in line with CCU's
respectivas funciones y en linea       strategies and budgets. In the event
con las estrategias y presupuestos     that any such officer fails to meet the
de CCU. En caso de que cualquiera      goals set in any three of five
de dichos ejecutivos no cumpla los     consecutive years, the Party which has
objetivos fijados en cualesquiera      not nominated such officer pursuant to
tres de cinco anos consecutivos, la    the provisions of this clause 9.9 shall
Parte que no haya designado a dicho    have the right to cause the dismissal of
ejecutivo de acuerdo con las           such person from his office and the
estipulaciones de la clausula 9.9,     other Party shall cooperate with such
tendra el derecho de obtener que       action.
dicha persona sea removida de su
cargo y la otra Parte debera
cooperar con tal actuacion.

f)    Otros Ejecutivos y Miembros      f)    Other Executives and Subsidiary
      de Directorios de Filiales             Board Members

(i)   Las designaciones de los         (i)   All other executive officers of
      otros ejecutivos de CCU y de           CCU and its downstream Affiliates
      las Personas Relacionadas de           (defined as any employees
      esta aguas abajo (entendiendo          reporting directly to the CEO of
      por tales ejecutivos a                 CCU, and the chief executive or
      cualesquiera empleados que             general managers of such
      reporten directamente al               Affiliates) shall be subject to
      Gerente General de CCU o a             the CCU Board's approval upon
      los gerentes generales de las          joint proposal by the Parties.
      respectivas Personas
      Relacionadas), quedaran
      sujetas a la aprobacion del
      Directorio de CCU, a
      propuesta conjunta de las
      Partes.

(ii)  Cada Parte designara un          (ii)  All members of the boards of
      numero igual de miembros para          directors of any company which CCU
      los Directorios de cualquier           has the power to appoint shall be
      compania que CCU tenga el              nominated in equal number by each
      poder de hacer elegir. En              Party. If at any time CCU should
      caso de poder elegir a un              have the power to appoint an
      numero impar de Directores,            uneven number of members to such
      las Partes determinaran                boards of directors, the Parties
      conjuntamente a la persona a           shall jointly determine the person
      ser designada incluyendo al            to be nominated, including the CEO
      Gerente General de CCU como            of CCU as a

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                                                                              36


      posible candidato. Si el               possible candidate. If the CEO is
      Gerente General no fuere               not appointed to such board(s),
      designado a dicho(s)                   the CEO shall serve as non-voting
      directorio(s), este ejercera,          Board Advisor where permissible.
      cuando ello sea posible, como
      Asesor del Directorio sin
      derecho a voto.

g)    Continuacion y Cesion de         g)    Continuation and Assignment of
      Derechos de Nombramiento               Appointment Powers

En cualquier tiempo que Quinenco o     At such time as Quinenco or a Qualified
una Sociedad Holding Calificada de     Holding Company of Quinenco ceases to
Quinenco deje de ser duena del 50%     own 50% of IRSA, all nomination rights
de IRSA, todos los derechos de         of Quinenco under paragraphs (a)(i) and
nombramiento que le correspondan a     (iii) and (b) of this clause 9.9 shall
Quinenco conforme a los parrafos       be vested in Paulaner, and the
(a)(i) y (iii) y (b) de esta           nomination rights of Paulaner under
clausula 9.9 pasaran a Paulaner y      paragraphs (a)(ii), (c) and (d) of this
los derechos de designacion que le     clause 9.9 shall vest in the Party which
correspondan a Paulaner bajo los       acquires Quinenco's ownership in IRSA.
parrafos (a)(ii), (c) and (d) de
esta clausula 9.9 pasaran a la
Parte que adquiera la participacion
accionaria de Quinenco en IRSA.

En cualquier tiempo que Paulaner       At such time as Paulaner ceases to own
deje de ser duena del 50% de IRSA,     50% of IRSA, the Party which acquires
los derechos de designacion que le     Paulaner's Shares shall become vested in
correspondan a Paulaner conforme a     Paulaner's rights under paragraphs
los parrafos (a)(ii), (c) y (d) de     (a)(ii), (c) and (d) of this clause 9.9.
esta clausula 9.9 pasaran a la         Subject to the foregoing, each Party
Parte que adquiera las Acciones de     shall be entitled to assign its rights
Paulaner. Sujeto a lo anterior,        under this clause 9.9 in connection with
cada Parte podra ceder los             a sale of its Shares.
correspondientes derechos bajo esta
clausula 9.9 en relacion con la
venta de sus Acciones.

Directorio de CCU                      Board of Directors of CCU

9.10 El Directorio de CCU estara       9.10 The Board of Directors of CCU shall
integrado por nueve (9) miembros       consist of nine (9) members
("Directores") y cada Parte tendra     ("Directors") and each Party shall be
el derecho a designar, para ser        entitled to nominate for election by
elegidos por IRSA al Directorio de     IRSA to the Board of CCU one half of the
CCU, a la mitad del numero total de    total number of Directors as IRSA has
Directores que IRSA tenga la           the power to cause to be elected. If
capacidad de hacer elegir con sus      IRSA should at any time have the power
votos. Si en cualquier tiempo IRSA     to cause to be elected an uneven number
tuviere la capacidad de elegir un      of Directors in CCU, the Parties shall
numero impar de Directores en CCU,     unanimously designate one Director (the
las Partes designaran de comun         "Joint Director"). Either Party shall
acuerdo a un candidato a Director      have the right to request the removal of
(el "Director Conjunto"). Cada         the Joint Director at any time and the
Parte tendra el derecho de requerir    other Party shall use its maximum
la revocacion del Director Conjunto    efforts and otherwise take all actions
en cualquier momento y ante tal        within its power and as permitted by
requerimiento, la otra Parte           law, to cause the Joint Director to be
empleara su maximo esfuerzo y          removed from the Board of Directors.
adoptara todas las acciones que        Each Party shall procure that
esten dentro de su poder y que la
ley permita, para obtener que el
Director Conjunto sea removido del

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                                                                              37


Directorio. Cada Parte procurara       the Directors of CCU nominated by it and
que los Directores de CCU              the Joint Director shall vote on all
designados por ella y el Director      issues coming before the Board of CCU in
Conjunto voten en todas las            the manner directed by the resolution of
materias de que deba conocer el        the Board of IRSA in respect thereof and
Directorio de CCU en la forma que      in accordance with the provisions of
lo haya acordado el Directorio de      this Shareholders' Agreement. At all
IRSA con respecto a dichas materias    times the directors nominated by the
y de conformidad a las                 Parties to the Board of IRSA shall be
estipulaciones del presente Pacto      the same as the Directors nominated by
de Accionistas. En todo momento los    the Parties to the Board of CCU (except
directores designados por las          for the Joint Director).
Partes al Directorio de IRSA seran
los mismos que los Directores
nominados por las Partes al
Directorio de CCU (salvo el
Director Conjunto).

Actuaciones Restringidas               Restricted Actions

9.11 Sin que implique una              9.11 Without limiting the rights of
limitacion a los derechos de           either Party as a 50% shareholder of
cualquiera de las Partes en su         IRSA, the affirmative vote of at least
calidad de tenedor del 50% del         one member of the Board of IRSA or CCU,
capital accionario de IRSA, se         as the case may be, who has been
requerira el voto favorable de al      nominated for appointment by each Party
menos un Director de IRSA o, en su     (excluding the Joint Director), shall be
caso, de CCU , que haya sido           required in order for IRSA or CCU (each
designado para ocupar tal cargo por    referred to below as the "Company") to
cada una de las Partes (exceptuando    take any of the following actions (or
al Director Conjunto), para que        series of actions that produce the same
IRSA o CCU (cada una denominada        result) (each, a "Restricted Action"):
aqui la "Compania") pueda llevar
adelante cualquiera de las
siguientes decisiones o acciones (o
un conjunto de decisiones o
acciones que produzcan el mismo
resultado) (cada una de ellas, una
"Actuacion Restringida"):

a)    cualquier cambio a la            a)    make any change in the nature of
      naturaleza de los negocios de          the Company's business;
      la Compania;

b)    la emision, venta, compra,       b)    issue, sell, purchase, redeem,
      recompra y cancelacion de las          subdivide, combine, reclassify or
      acciones recompradas,                  recapitalize any shares of the
      division, combinacion,                 capital stock or Securities of the
      reclasificacion o                      Company or of its subsidiaries or
      recapitalizacion de                    any rights, warrants or options to
      cualesquiera acciones o                purchase any such shares or
      Valores de la Compania o de            securities;
      sus filiales o derechos,
      warrant, u opciones para
      adquirir cualesquiera de
      dichas acciones o valores;

c)    la fusion de la Compania o de    c)    merge or consolidate the Company
      cualquiera de sus                      or any of its subsidiaries with or
      subsidiarias;                          into any other entity;

d)    la disolucion o liquidacion      d)    liquidate, dissolve or wind
      de la Compania;                        up the Company;

e)    la venta, enajenacion,           e)    sell, transfer, lease, sublease,
      arrendamiento,                         license or otherwise dispose to or
      subarrendamiento,                      from a third party
      licenciamiento u otra

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                                                                              38


      forma de disposicion a o de            property or assets, real, personal
      un tercero de bienes o                 or mixed (including leasehold
      activos, raices o muebles              interests and intangible assets)
      (incluyendo derechos sobre             in an amount in excess of US$3
      bienes arrendados y activos            million per transaction;
      intangibles) por un valor que
      exceda de tres millones de US
      dolares (US$3.000.000) por
      cada transaccion;

f)    la modificacion o repactacion    f)    amend or restate the Articles of
      de los estatutos de la                 Incorporation or Bylaws of the
      Compania;                              Company;

g)    la declaracion, realizacion o    g)    declare, make or pay any dividend,
      pago de cualquier dividendo o          distribution or transfer (whether
      reparto (ya sea en dinero,             in cash, securities or other
      valores u otros bienes) a los          property) to shareholders in an
      accionistas por un valor               amount less than or greater than
      inferior o superior al 50% de          50% of the annual net income of
      los utilidades liquidas                CCU and its subsidiaries on a
      obtenidas por CCU y sus                consolidated basis;
      subsidiarias en forma
      consolidada durante el
      respectivo ejercicio;

h)    el aumento de capital o la       h)    increase the amount of the
      emision de acciones de la              authorized or issued share capital
      Compania;                              of the Company, or issue any
                                             shares of capital stock;

i)    contraer deudas o emitir         i)    incur or issue any indebtedness
      titulos de deuda en cuya               that would cause the ratio of
      virtud la razon de deuda               consolidated net financial
      financiera neta consolidada            indebtedness to annual EBITDA of
      versus el EBITDA anual de CCU          CCU (as reported in CCU's annual
      (segun conste en los estados           reports consistent with past
      financieros consolidados de            practice) to exceed 3 to 1;
      CCU de un modo consistente
      con la practica pasada), sea
      superior a 3 a 1;

j)    la introduccion de cualquier     j)    unless required by law or a change
      cambio significativo en las            in Chilean generally accepted
      practicas o principios                 accounting practices, make any
      contables o la designacion de          material change in any method of
      auditores independientes, a            accounting or accounting policies
      menos que ello se deba a               or the appointment of independent
      cambios exigidos por ley o a           auditors;
      cambios en los principios de
      contabilidad generalmente
      aceptados;

k)    la inscripcion o cancelacion     k)    list or delist the capital stock
      de inscripcion de las                  of the Company or any of its
      acciones de la Compania o de           subsidiaries on any stock
      cualquiera de sus                      exchange;
      subsidiarias en cualquier
      bolsa de comercio;

l)    la recompra de cualesquiera      l)    repurchase any shares of the
      acciones de la Compania;               Company;

m)    la realizacion, por parte de     m)    enter any transactions between the
      la Compania, de                        Company

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                                                                              39


      cualquier transaccion con una          and any person or entity which is
      persona o entidad relacionada          related to or affiliated with any
      con cualquiera de las Partes           Party or the executive management
      o de los ejecutivos                    thereof having a value of more
      principales de la Compania,            than US$10,000;
      por un monto que exceda los
      diez mil US dolares
      (US$10.000);

n)    efectuar o contraer la           n)    make or commit to any capital
      obligacion de efectuar                 expenditure, investment or
      cualquier gasto de capital,            acquisition of assets or series of
      inversion o adquisicion de             capital expenditures, investments,
      activos o cualquier serie de           or acquisitions of assets in
      gastos de capital ,                    excess of US$5 million
      inversiones o adquisiciones            (US$5,000,000) annually;
      de activos, por un monto que
      exceda de cinco millones de
      US dolares (US$5.000.000) en
      un ano;

o)    la celebracion de cualquier      o)    enter into any new distribution,
      contrato de distribucion,              brand license, technical
      licencia de marca, asistencia          assistance or similar agreement,
      tecnica o de cualquier                 arrangement or transaction with
      contrato, acuerdo o                    any entity engaged in the business
      transaccion similar con                of brewing and selling malt
      cualquier entidad dedicada al          beverages;
      negocio de producir y vender
      bebidas elaboradas a base de
      malta;

p)    la realizacion de cualquier      p)    make any investment in or enter
      inversion o transaccion                into any material transaction in
      relevante respecto a                   respect of any business or
      cualquier negocio u operacion          operations outside of the beverage
      fuera del ambito de la                 industry;
      industria de bebidas;

q)    La fijacion de las               q)    establish the terms of the
      condiciones y terminos para            compensation, bonus plans and
      las compensaciones, planes de          other benefits applicable to any
      incentivos y otros beneficios          executive officer or senior
      aplicables a cualquier                 manager; and
      ejecutivo principal; y

r)    La celebracion de cualquier      r)    enter into any agreement or
      convencion o entendimiento             understanding to do any of the
      para llevar a efecto                   foregoing.
      cualquiera de los actos
      anteriores.

Cada parte procurara que (i) la        Each Party shall procure that (i) the
administracion de CCU sea informada    management of CCU is advised of the
de los terminos de esta clausula       provisions of this clause 9.11 and does
9.11 y que no se involucre en, ni      not engage in or authorize any
autorice transaccion alguna que        transactions which constitute Restricted
constituya, una Actuacion              Actions without requisite Board
Restringida sin la necesaria           approvals; and (ii) prior to a
aprobacion del Directorio; y (ii)      Restricted Action being brought before
antes que una Actuacion Restringida    the CCU Board, it is brought before the
sea llevada al Directorio de CCU,      Board of IRSA. If, notwithstanding the
esta sea llevada al Directorio de      provisions of this clause 9.11, a
IRSA. Si, no obstante las              Restricted Action is brought before the
estipulaciones de esta clausula        CCU Board without first being brought
9.11, una Actuacion Restringida        before the Board of IRSA, and any of the
fuere llevada al Directorio de CCU     Directors of CCU nominated by a Party
sin haber sido previamente llevada     requests
al Directorio de IRSA y uno de los
Directores de

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              40


CCU nominado por una Parte             that such Restricted Action be postponed
solicitare que dicha Actuacion         in order for it to be first brought
Restringida sea postergada a fin de    before the Board of IRSA, such action
que pueda ser llevada previamente      shall be so postponed. The Parties shall
ante el Directorio de IRSA, dicha      procure that the Boards of IRSA and CCU
actuacion debera ser postergada.       adopt resolutions approving and
Las Partes procuraran que los          implementing the provisions of this
Directorios de IRSA y CCU adopten      clause 9.11.
resoluciones aprobando e
implementando las estipulaciones de
esta clausula 9.11.

Remedies                               Remedies

9.12                                   9.12

a) Las Partes entienden y aceptan      a) It is understood and agreed that
que el pago de indemnizaciones         money damages would not be a sufficient
puede no ser suficiente reparacion     remedy for any breach of the provisions
para el incumplimiento de las          of this Shareholders' Agreement and that
disposiciones de este Pacto de         the Parties shall be entitled to
Accionistas y que ellas estan          specific performance and injunctive or
autorizadas para demandar el           other relief as a remedy for any such
cumplimiento forzado de la             breach or threatened breach and the
obligacion o impetrar cualquier        Parties further agree to waive any
medida cautelar o precautoria para     requirement for security or the posting
reparar ese incumplimiento o la        of any bond in connection with such
amenaza de que dicho incumplimiento    remedy. Such remedy shall not be deemed
tenga lugar. Las Partes, a mayor       to be the exclusive remedy for breach of
abundamiento, acuerdan renunciar a     this Shareholders' Agreement, and shall
cualquier exigencia de constituir      be in addition to all other remedies of
una garantia para obtener la           the Parties, including, without
reparacion del incumplimiento. Los     limitation, the right to collect
mecanismos de reparacion anteriores    damages; provided, however, that the
no seran considerados como los         Parties shall be precluded from
medios exclusivos o excluyentes de     obtaining the rescission (resolucion) of
otros medios para reparar un           this Shareholders' Agreement pursuant to
incumplimiento de este Pacto de        article 1489 of the Chilean Civil Code
Accionistas, y seran adicionales a     (Codigo Civil) and from forcing the
cualquier otro medio de reparacion     dissolution or liquidation of IRSA.
del incumplimiento que este a
disposicion de las Partes,
incluyendo, pero sin que constituya
limitacion, el derecho a cobrar
indemnizacion por danos. Las
Partes, sin embargo, renuncian
expresamente a demandar la
resolucion de este contrato de
conformidad con el articulo 1489
del Codigo Civil chileno asi como
tambien a demandar la disolucion o
liquidacion forzada de IRSA.

b) En el evento de un                  b) In the event of a Special Breach (as
Incumplimiento Especial (en la         defined below) the Party claiming such
forma que este es definido mas         Special Breach shall, within 15 days
abajo) la Parte que reclame dicho      after becoming aware of the existence of
Incumplimiento Especial debera         the Special Breach, give written notice
hacerlo mediante el envio de una       thereof to the other Party (the
notificacion escrita a la otra         "Defaulting Party"), whereupon the
Parte (la "Parte Infractora").         Defaulting Party shall be afforded the
Dicha notificacion debera enviarse     opportunity, if such Special Breach
dentro del plazo de 15 dias
contados desde que

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              41


tome conocimiento de la existencia     is curable, to remedy such Special
de tal Incumplimiento Especial. La     Breach and take corrective action
Parte Infractora tendra la             to restore the rights and
posibilidad de subsanar su             privileges of the other Party as
incumplimiento, si tal                 promptly as practicable but in no
Incumplimiento Especial es             event within more than 60 days from
subsanable. Para ello debera tomar,    the date of the notice (the "Cure
tan pronto como sea posible, pero      Period"). The other Party shall
en ningun caso mas alla del plazo      assist the Defaulting Party in its
de 60 dias desde el envio de la        good faith efforts to cure any
notificacion escrita (el "Plazo de     Special Breach, including by voting
Reparacion"), las acciones             its Shares and otherwise exercising
correctivas necesarias para            its rights under this Shareholders'
restablecer los derechos y             Agreement in such manner as to
privilegios de la otra Parte. La       effect the required corrective
otra Parte debera colaborar con la     action. "Special Breach" means a
Parte Infractora en sus esfuerzos      material breach of clauses 9.9,
de buena fe destinados a reparar       9.10 or 9.11 attributed to a
cualquier Incumplimiento Especial,     Defaulting Party, whereby (i)
incluyendo el hecho de votar sus       action is taken by the CCU Board,
Acciones y ejercer sus derechos        with the votes of any of the
bajo este Pacto de Accionistas de      Directors nominated by the
manera que se lleven a efecto las      Defaulting Party, which contravenes
medidas correctivas requeridas.        a previous decision adopted by the
"Incumplimiento Especial" significa    Board of IRSA; (ii) action is taken
un incumplimiento sustancial de las    by the CCU Board, with the votes of
clausulas 9.9, 9.10 o 9.11             any of the Directors nominated by
atribuible a la Parte Infractora,      the Defaulting Party,
consistente en que (i) el              notwithstanding a Deadlock in the
Directorio de CCU realice una          Board of IRSA in respect of that
actuacion con los votos de             action; or (iii) a Restricted
cualquiera de los Directores           Action is taken by the CCU Board,
nominados por la Parte Infractora      with the votes of any of the
que contravenga una decision previa    Directors nominated by the
adoptada por el Directorio de IRSA;    Defaulting Party, notwithstanding
o (ii) el Directorio de CCU realice    that, pursuant to clause 9.10, a
una actuacion con los votos de         Director nominated by the other
cualquiera de los Directores           Party has requested the
nominados por la Parte Infractora,     postponement of such Restricted
no obstante la existencia de un        Action until it has been brought
Desacuerdo al interior del             before the Board of IRSA for
Directorio de IRSA en relacion a       determination.
tal actuacion; o (iii) una
Actuacion Restringida sea realizada
por el Directorio de CCU con los
votos de cualquiera de los
Directores nominados por la Parte
Infractora, no obstante que
conforme a la clausula 9.10, un
Director nominado por la otra Parte
haya requerido que se posponga
dicha Actuacion Restringida hasta
que haya sido sometida a la
consideracion del Directorio de
IRSA.

Si un Incumplimiento Especial no es    If the Special Breach is not cured
subsanado en la forma antedicha, la    as aforesaid, the other Party shall
otra Parte tendra el derecho y la      have the right and option to
opcion de comprar las acciones de      purchase the Defaulting Party's
la Parte Infractora, y esta ultima     Shares and the Defaulting Party
estara obligada a vender sus           shall be obligated to sell its
Acciones a la otra Parte;              Shares to the other Party, in which
entendiendose, en tal caso, que la     case the Defaulting Party shall be
Parte Infractora ha efectuado a la     deemed to have made an irrevocable
otra Parte una oferta irrevocable      offer to sell its Shares to the
de venta de sus Acciones. Dicha        other Party. Such sale shall be
venta se efectuara al Precio de        made at the Sale Price (as defined
Venta (segun este se define mas        below) upon written notice of the
abajo), contra la recepcion de una     other Party (the "Purchase Notice")
comunicacion escrita de la otra        given (i) if

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                                                                              42


Parte (el "Aviso de Compra"), el       the Defaulting Party does not contest
que debera ser dado (i) dentro del     the existence of a Special Breach,
plazo de 90 dias desde la              within 90 days of the expiration of the
expiracion del Plazo de Reparacion,    Cure Period; or (ii) if the Defaulting
si la Parte Infractora no              Party contests the existence of a
controvierte la existencia de un       Special Breach, within 90 days from the
Incumplimiento Especial; o (ii)        issuance to the parties of an arbitral
dentro del plazo de 90 dias desde      award finding the Defaulting Party to
la notificacion a las partes de la     have been in default. In the latter case
sentencia arbitral que declare la      (ii), if the other Party decides to have
existencia de un Incumplimiento        recourse to arbitration (pursuant to
Especial, si la Parte Infractora       clause FOURTEEN of this Shareholders'
controvierte la existencia de dicho    Agreement), it shall submit a Request
Incumplimiento Especial. En este       for Arbitration to the ICC within 180
ultimo caso (ii), si la otra Parte     days of the expiration of the Cure
ha optado por recurrir a arbitraje     Period. In the event that it fails to do
conforme a la clausula CATORCE de      so, the Special Breach shall be deemed
este Pacto, debera enviar al efecto    cured.
un Requerimiento de Arbitraje a la
CCI dentro del plazo de 180 dias
desde el vencimiento del Plazo de
Reparacion. En el caso que no envie
dicho Requerimiento de Arbitraje
dento del plazo indicado, se
entendera que el Incumplimiento
Especial ha sido subsanado.

Dentro del plazo de 15 dias desde      Within 15 days of a Purchase Election,
el Aviso de Compra, cada Parte         each Party shall designate one
debera designar un banco de            international investment banking firm,
inversiones internacional, que         which shall proceed to determine the
debera proceder a determinar el        Fair Value of the Defaulting Party's
Justo Valor de las Acciones de la      Shares in accordance with the provisions
Parte Infractora de acuerdo con lo     of clause 4.24. As used herein, "Sale
dispuesto en la clausula 4.24. Para    Price" means, until the fifth
los efectos de esta clausula,          anniversary of the date of this
"Precio de Venta" sera, hasta el       Shareholders' Agreement, the Fair Value
vencimiento del quinto ano contado     less the greater of ten percent (10%) or
desde la fecha de este Pacto de        US$50 million, and, after the fifth
Accionistas, el Justo Valor menos      anniversary, the Fair Value.
el monto que resulte mayor entre
(i) el 10% del Justo Valor o (ii)
la suma de 50 millones de US
dolares. Despues del vencimiento
del quinto ano contado desde la
fecha de este Pacto de Accionistas,
el Precio de Venta sera igual al
Justo Valor.

Dentro del plazo de 10 dias desde      Within 10 days of the determination of
la determinacion del Justo Valor,      Fair Value, the other Party shall give
la otra Parte debera enviar una        written notice of whether or not it
comunicacion escrita a la Parte        wishes to purchase the Defaulting
Infractora notificandole su            Party's Shares at the Sale Price. Upon
decision de comprar o no las           such election the other Party shall be
Acciones de esta ultima al Precio      obligated to purchase, and the
de Venta. Una vez tomada esa           Defaulting Party shall be obligated to
decision la otra Parte estara          sell its Shares at the Sale Price at a
obligada a comprar y la Parte          closing to be held no later than the
Infractora a vender sus Acciones al    sixtieth (60th) day after delivery of
Precio de Venta. El                    such notice; provided, however, that the
perfeccionamiento de dicha venta       expiration of this 60 day term shall not
tendra lugar a mas tardar dentro de    affect the right of the Parties to
60 dias contados desde la entrega      request specific performance of this
de dicha comunicacion. En todo         obligation. The Defaulting Party shall
caso, la expiracion del referido       comply with the provisions
plazo de 60 dias no afectara el
derecho de las Partes a exigir el
cumplimiento

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              43


forzado de esta obligacion de          of clause 4.26 in connection with the
venta. En la fecha en que se           delivery of its Shares at the closing.
perfeccione dicha venta, la Parte
Infractora debera cumplir con las
disposiciones de la clausula 4.26
en relacion con la entrega de sus
Acciones.

Al momento en que una Parte            At such time as a Party gives a Purchase
entregue el Aviso de Compra, se        Notice, such Party shall be deemed
considerara irrevocablemente que       conclusively to have waived its right to
dicha Parte ha renunciado en forma     collect damages or obtain specific
expresa a su derecho a demandar        performance in respect of the Special
indemnizacion de perjuicios o el       Breach claimed by it, and to have
cumplimiento forzado, con relacion     irrevocably elected the remedy provided
al Incumplimiento Especial             under this clause 9.12(b) as the
reclamado; y que ha optado             exclusive remedy for such Special
irrevocablemente por la reparacion     Breach.
establecida en esta clausula
9.12(b) como la exclusiva
reparacion de tal Incumplimiento
Especial.

Duracion y Registro del Pacto de       Term and Registration of the
Accionistas                            Shareholders' Agreement


DECIMO:                                TEN:

Este Pacto de Accionistas tendra       This Shareholders' Agreement shall have
duracion indefinida y en todo caso     an indefinite duration, and in any event
mientras IRSA continue existiendo,     for as long as IRSA exists. Either Party
quedando cualquiera de las Partes      shall be empowered to register it with
facultada para registrarlo en IRSA     IRSA and CCU, as the case may be, in
y en CCU, segun corresponda,           accordance with the law.
conforme a la ley.

Idioma                                 Language

DECIMO PRIMERO:                        ELEVEN:

Para todos los efectos de este         As between the Parties, the English and
Pacto de Accionistas se usaran         Spanish versions of this Shareholders'
indistintamente sus versiones en       Agreement shall be given equal value,
idioma espanol e ingles, con igual     provided that in the event of a dispute
valor. En caso de ocurrir              regarding the interpretation thereof the
controversias relativas a la           arbitrators shall apply the version
interpretacion del mismo, el           which they determine most closely
tribunal arbitral recurrira a la       reflects the intent and purpose of the
version que a su juicio refleje de     Parties with regard to the specific
mejor modo la intencion de las         matter in dispute.
Partes en el caso concreto
controvertido.

Domicilio                              Domicile

DECIMO SEGUNDO:                        TWELVE:

Para todos los efectos de este         For the purposes of this Shareholders'
contrato el domicilio de las Partes    Agreement, the domicile of the Parties
sera el que se senale en la            is the one stated in clause 9.7.
clausula 9.7.

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                                                                              44


Ley Aplicable                          Applicable Law

DECIMO TERCERO:                        THIRTEEN:

El presente Pacto de Accionistas se    This agreement shall be governed by and
regira y se interpretara de            construed in accordance with Chilean
conformidad con la ley chilena.        law.

Arbitraje                              Arbitration

DECIMO CUARTO:                         FOURTEEN:

Cualquier controversia, pretension     Any controversy, claim or dispute
o disputa entre las Partes, que        between the Parties arising from or in
tenga su origen en este Pacto de       connection with this Shareholders'
Accionistas o se relacione con el      Agreement including but not limited to
mismo, incluyendo, sin que la          the existence, validity, intent,
enumeracion que sigue sea              interpretation, performance, enforcement
restrictiva, la existencia,            or arbitrability of any of the terms
validez, intencion, interpretacion,    contained herein shall be finally
cumplimiento, ejecucion forzada o      settled under the Rules of Arbitration
arbitrabilidad de cualquier            of the ICC by three arbitrators
estipulacion contenida en este         appointed in accordance with the said
instrumento, sera resuelta             Rules. The seat of the arbitration shall
definitivamente de acuerdo con el      be New York, New York, U.S.A. and all
Reglamento de Arbitraje de la CCI      arbitration proceedings shall be
por tres arbitros nombrados            conducted in the English language. Each
conforme a dicho Reglamento. La        Party shall be required to pay an equal
sede del arbitraje sera la ciudad      share of the administrative expenses and
de Nueva York, Nueva York, U.S.A y     advances on costs of the ICC, unless the
todos los procedimientos se            arbitrators rule otherwise in their
substanciaran en ingles. Cada Parte    final award. The arbitrators may award
se obliga a pagar una parte            attorneys' fees and other expenses to
alicuota de los gastos                 the prevailing party in their award as
administrativos y de los anticipos     they see fit. Any Party to this
de los costos de la CCI, salvo que     Shareholders' Agreement shall have the
los arbitros fallen de un modo         right to have recourse to and shall be
diverso en su laudo final. En dicho    bound by the Pre-arbitral Referee
laudo, los arbitros podran imponer     Procedure of the ICC in accordance with
el pago de los honorarios de           its Rules.
abogados y demas costas a favor de
la parte que haya obtenido en el
arbitraje, segun estimen
procedente. Cualquiera de las
Partes de este Pacto de Accionistas
tendra el derecho de recurrir al
Pre-arbitral Referee Procedure de
la CCI en conformidad con el
Reglamento de esta y quedara
obligada por tal Procedimiento.

Numero de Ejemplares                   Counterparts

DECIMO QUINTO:                         FIFTEEN:

El presente Pacto de Accionistas se    This Shareholders' Agreement is signed
firma en siete ejemplares quedando     in seven counterparts, two of them
dos en poder de Quinenco y cinco en    remaining with Quinenco and five with
poder de Paulaner.                     Paulaner.

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Documento Final                    Exhibit 9.1                    Execution Copy

                                                                              45


Personerias                             Powers of Attorney

DECIMO SEXTO:                           SIXTEEN:

La personeria de los comparecientes     The powers of attorney of those
no se inserta por cuanto las Partes     appearing are not attached since the
han confirmado sus respectivas          Parties have already confirmed such
personerias.                            respective powers.


FHI FINANCE HOLDING INTERNATIONAL       FHI FINANCE HOLDING INTERNATIONAL B.V.
B.V.


-------------------------------------   ----------------------------------------
Johannes Bauer Spiegel                  Johannes Bauer Spiegel


-------------------------------------   ----------------------------------------
Klaus Naeve                             Klaus Naeve


SCHORGHUBER STIFTUNG & CO HOLDING K.G.  SCHORGHURBER STIFTUNG & CO. HOLDING K.G.


-------------------------------------   ----------------------------------------
Klaus Naeve                             Klaus Naeve


-------------------------------------   ----------------------------------------
Ruth Beisswingert                       Ruth Beisswingert


QUINENCO S.A.                           QUINENCO S.A.


-------------------------------------   ----------------------------------------
Guillermo Luksic Craig                  Guillermo Luksic Craig


-------------------------------------   ----------------------------------------
Francisco Perez Mackenna                Francisco Perez Mackenna